JCM PARTNERS, LLC

A Delaware Limited Liability Company

DESCRIPTION OF SECURITIES

As revised March 31, 2005

INTRODUCTION

FORWARD-LOOKING STATEMENTS

1:	FREQUENTLY ASKED QUESTIONS

1.1 1.2 1.3 1.4 1.5 1.6	Why am I receiving this Information?
Why did JCM create Class 2 and Class 3 Units?
What are Class 2 Units?
What are Class 3 Units?
What is the Class 1 Put Right?
How will the Class 1 Put Right Exercise Price be calculated?

1.7	Can I see an example of how the Exercise Price for the Class 1 Put Right will be calculated?

1.8	How much will the Class 1 Units be worth when the Put Right becomes exercisable?

1.9 Can I exercise my Put Rights on some but not all of my Class 1 Units?

1.10	If I convert Class 1 Units to Class 2 or Class 3 Units, will I forever be giving up my Class 1 Put Rights?

1.11	Can I convert my Class 1 Units to Class 2 Units and then later convert my Class 2 Units to Class 3 Units?

1.12	Once I have converted my Class 1 Units to a different class, will I be allowed to convert those Units back to their original class?

1.13 1.14 1.15 1.16	What are the deadlines for converting Units? What happens if I don’t do anything? What Class of Units is best suited for me? What happens if I convert my Units, but you still have to liquidate?

1.17	What if I convert my Class 1 Units to Class 2 or Class 3 Units and then determine that I need to sell some of my Units? What are my options?

1.18 If I die, what Class of Units can I pass to my heirs?

1.19 How much will JCM borrow to finance the Put Rights?

1.20	If the Company sells Units or Preferred Units to finance the Put Rights, will I have the ability to buy such Units or Preferred Units?

	1.21	How do I convert my Units?

	1.22	What are some of my risks if I convert my Class 1 Units?

	1.23	Where can I get information about the terms of the Series B Preferred Units?

2:	SUMMARY 2.1 2.2 2.3 2.4 2.5 2.6	JCM’s Capital Structure Class 1 Units Class 2 Units Class 3 Units Series B Preferred Units Conversion Procedures

3:	SUITABILITY OF CLASS 1, 2 AND 3 UNITS FOR OUR MEMBERS

	3.1 3.2 3.3	Suitability of Class 1 Units Suitability of Class 2 Units Suitability of Class 3 Units

4:	DESCRIPTION OF CLASS 1, 2 AND 3 UNITS

	4.1 4.2	CLASS 1 UNITS 4.1.1 4.1.2 4.1.3 4.1.4 4.1.5 4.1.6 4.1.7 4.1.8 4.1.9 CLASS 2 UNITS 4.2.1 4.2.2 4.2.3 4.2.4 4.2.5
Mandatory Monthly Distributions
Additional Distributions
Class 1 Unit Put Option
Notices
Determination of Exercise Price
Liquidation of JCM If We Are Unable to Meet the Put Right
Voting Rights
Conversion Rights
No Impairment

Class 2 Mandatory Monthly Distributions
Additional Distributions
Class 2 Unit Put Right
Notices
Determination of Exercise Price

4.2.6	Full or Partial Liquidation of JCM if We Are Unable to Meet the Class 2 Put Right

	4.3	4.2.7 4.2.8 4.2.9 CLASS 3 UNITS 4.3.1 4.3.2 4.3.3 4.3.4 4.3.5 4.3.6	Voting Rights Conversion Rights No Impairment Class 3 Mandatory Monthly Distributions Additional Distributions No Put Right Voting Rights Conversion Rights No Impairment

5:	CONVERSION PROCEDURES

6:	SERIES B PREFERRED UNITS

	6.1	Frequently Asked Questions Regarding Series B Preferred Units

		6.1.1	Why is the Company Selling the Series B Preferred Units?

6.1.2	How Did the Company Determine the Price for the Series B Preferred Units?

6.1.3	How Many Other Series of Preferred Units of the Company Currently Exist?

6.1.4	How are the Series B Preferred Units Different than the other Classes of Units of the Company?

6.1.5	What are the Rights and Obligations of the Series B Preferred Units if the Company is to be Sold?

6.1.6	What are the Rights and Obligations of the Series B Preferred Units if the Company is Dissolved?

6.1.7	Redemption Voided if Shortfall; Participation in Liquidating Distributions

6.1.8	Can the Company Issue Additional Classes of Units and/or Series of Preferred Units Senior and/or Equal to those of the Series B Preferred Units?

6.2	6.1.9Does the Company have Series A Preferred Units?
DESCRIPTION OF SERIES B PREFERRED UNITS
6.2.1Series B Preferred Mandatory Monthly Distributions
6.2.2Additional Distributions
6.2.3Series B Preferred Change of Control Put Right
6.2.4Redemption of Series B Preferred Units Upon Liquidation Events
6.2.5Voting
6.2.6Conversion
6.2.7Participation in the Company’s Repurchase Program
6.2.8No Impairment

Exhibits:

Exhibit A Exhibit B-1 Exhibit B-2 Exhibit C Exhibit D-1 Exhibit D-2 Exhibit D-3 Exhibit D-4	Intentionally omitted
Class 1 Unit Put Option Chart
Class 2 Unit Put Option Chart
Intentionally omitted
Amended and Restated Class 1 Certificate of Designations (“Class 1 COD”)
Amended and Restated Class 2 Certificate of Designations (“Class 2 COD”)
Class 3 Certificate of Designations (“Class 3 COD”)
Series B Preferred Certificate of Designations (“Series B COD”)

Introduction

On September 24, 2003, JCM’s Board of Managers created two new classes of Units – Class 2 Units and Class 3 Units. On June 22, 2004, the Members of the Company approved amendments to the terms of the Class 1 Units and Class 2 Units. If you are a holder of Class 1 Units, you have the right to convert your Class 1 Units into either Class 2 or Class 3 Units on a book-entry certificate-by-certificate basis. If you are a holder of Class 2 Units, you have the right to convert your Class 2 Units into Class 3 Units on a book-entry certificate-by-certificate basis. You are not required to convert your Units, and we are not making any recommendation with respect to whether you should do so. We encourage you to consult with your own financial and tax advisors before converting any Units.

Effective December 31, 2004, our Series B Preferred Units came into existence when the Certificate of Designations of the Series B Preferred Units (“Series B COD”) was signed by our Chief Executive Officer. Our Board of Managers had approved the issuance of Series B Preferred Units on November 19, 2004. Our Series B Preferred Units are being sold by the Company without any placement agents solely to accredited investors.

We have prepared this “Description of Securities” to help you understand the differences between the classes of Units and our Series B Preferred Units, as well as to answer some of the questions you might have. However, this Description of Securities is only a summary of the terms of our Class 1, Class 2 and Class 3 Units, our Series B Preferred Units and some provisions of our Operating Agreement. It should not be viewed as a substitute for our Operating Agreement, the Certificates of Designations reflecting all of the terms of our Class 1, Class 2 and Class 3 Units, our Series B Preferred Units or our Bylaws. If you would like to obtain a copy of the Operating Agreement, or a summary of its key terms, please contact Investor Services at 1-888-880-1966. Copies of the Certificates of Designations for the Class 1, 2 and 3 Units, as amended, are attached hereto as Exhibits D-1, D-2 and D-3. A copy of the Certificate of Designations for our Series B Preferred Units is attached hereto as Exhibit D-4.

We also file public reports and other documents with the Securities and Exchange Commission (“SEC”). You can find copies of all of our public filings on the SEC’s web site at http://www.sec.gov.

We have not registered the conversion of Units under the Securities Act of 1933, as amended, or any state securities laws, nor has the SEC or any state regulatory agency passed upon the accuracy or adequacy of this “Description of Securities” or endorsed the merits of converting your Units. Any representation to the contrary would be unlawful.

Forward-Looking Statements

Certain information included in this document or other documents that we publish contain or may contain forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “intend,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” or similar expressions. Forward-looking statements, including those relating to the value of our Units, the Series B Preferred Units or the Put Rights, the value of our properties, financial performance, and liquidity and capital resources, are subject to risks and uncertainties. Actual results or outcomes may differ materially from those described and will be affected by a variety of risks and factors. Those risks and factors include unanticipated adverse business developments affecting us or our properties, defaults or non-renewal of leases, adverse changes in the real estate markets, increases in interest rates and operating costs, increased competition, changes in general and local economies, environmental uncertainties, risks related to natural disasters, increases in real property tax rates, and federal, state and local governmental regulations that affect us. Forward-looking statements speak only as of the date they are made and we assume no duty to update them.

1:	FREQUENTLY ASKED QUESTIONS
1.1	Why am I receiving this Information?
You have received this information for one or more of the following reasons:

	• •	You requested it. You are considering an investment in the Company.

•	You recently acquired your Units through inheritance or some other involuntary means.

•	You have the right to convert some or all of your Class 1 Units into two classes of Units. The two classes of Units are Class 2 and Class 3. You may convert your Class 1 Units at any time into Class 2 or Class 3 Units, provided you have not exercised your Put Right.

•	You have the right to convert some or all of your Class 2 Units at any time into Class 3 Units, provided you have not exercised your Class 2 Put Right.

1.2 Why did JCM create Class 2 and Class 3 Units?

We are trying to assess our long-term capital needs. Currently, we do not know the number of Members who might exercise their Class 1 Put Rights. This makes our long-term planning difficult and has also made negotiations with mortgage lenders more difficult. Accordingly, as Members convert into Class 2 and Class 3 Units, we are better able to forecast our long and short-term capital needs, thereby improving our internal planning, as well as our negotiations with mortgage lenders. We also believe that many of our Members wish to own JCM Units as a long-term investment.

1.3 What are Class 2 Units?

Class 2 Units are substantially identical to Class 1 Units, except that:

•	Class 2 Units have a Class 2 Put Right in 2010, rather than in 2005 like the Class 1 Units’ Put Right.

•	Class 2 Units have a right to a mandatory distribution that is $0.08 per unit per year paid monthly, rather than the mandatory distribution of $0.0775 Class 1 Units are entitled to receive.

•	Class 2 Units are convertible into Class 3 Units at any time, provided the holder of Class 2 Units has not exercised the Class 2 Put Right.

	•	Class 2 Units are not convertible into Class 1 Units.

1.4	What are Class 3 Units?

Class 3 Units are substantially identical to Class 1 Units, except that:

	•	Class 3 Units do not have a Put Right.

•	Class 3 Units have a right to a mandatory distribution that is $0.0825 per unit per year paid monthly, rather than the mandatory distribution of $0.0775 Class 1 Units are entitled to receive.

• Class 3 Units are not convertible into Class 1 or Class 2 Units.

1.5	What is the Class 1 Put Right?

Between July and September of 2005, Members holding Class 1 Units will have the right to require JCM to redeem by June 2007 some or all of their Class 1 Units for the Exercise Price described below. Class 1 Units that have been put to the Company may be redeemed by the Company at any time, provided all put Class 1 Units must be redeemed by June 30, 2007.

1.6	How will the Class 1 Put Right Exercise Price be calculated?
In brief, the Exercise Price will be calculated as follows:

• We will obtain appraisals from licensed appraisers on our properties.

•	The appraisals will be dated no earlier than April 2, 2005 nor later than June 29, 2005. We are currently planning to use a June 29, 2005 appraisal date.

•	We will retain Certified Public Accountants (“CPAs”) to calculate the value of the Class 1 Units based on a pro-forma balance sheet by using the appraised values of the assets and then subtracting our liabilities. The value of the Class 1 Units also will be net of an allowance for all of the anticipated costs and expenses, including but not limited to the costs and expenses of liquidating all of our properties. This allowance will be an amount equal to $0.40 per outstanding Unit of all classes of Units, excluding Units owned by the Company’s subsidiary as of the date the pro-forma balance sheet is prepared. The value of the Class 1 Units will also be net of the amounts we owe to holders of Preferred Units. See Question 1.7.

In addition, the actual Exercise Price paid to Class 1 Unitholders who exercise their Put Right will be offset by all distributions paid to them after June 30, 2005 and through June 30, 2006. Distributions paid to Class 1 Unitholders of record on and after July 1, 2006, will not be deducted from the Exercise Price. If you would like additional information, please see Sections 5.4 and 5.5 of the Certificate of Designations of Class 1 Units (“Class 1 COD”).

1.7 Can I see an example of how the Exercise Price for the Class 1 Put Right will be calculated?

We cannot predict what the actual Exercise Price will be for the Class 1 Put Rights in 2005. However, by way of illustration only, the following exemplifies the process:

We obtain appraisals on our assets as of June 29, 2005, indicating that our assets are worth $343,000,000, of which $10,000,000 is assumed to be non-real estate assets. The CPAs prepare a pro-forma balance sheet using the asset value of $343,000,000. The CPAs would also decrease “cash” by the amount of cash we used in June 2005 to repurchase Units and Preferred Units that will not be outstanding as of June 30, 2005. The pro-forma balance sheet used by the CPAs would show total estimated liabilities of $200,000,000 excluding the costs and expenses of liquidating all of our properties. Pursuant to the instructions from the Board, the CPAs include as the amount for “all anticipated costs and expenses (including but not limited to the estimated costs and expenses of liquidating all of the Company’s properties)” an amount equal to $0.40 multiplied by the number of outstanding Units, excluding Units owned by the Company’s subsidiary. If we had 62,000,000 Units (Classes 1, 2 and 3) outstanding, the CPAs would deduct $24,800,000 ($0.40 x 62,000,000) as the estimated costs and expenses of liquidating all of the Company’s properties. The pro-forma balance sheet used by the CPAs would be prepared by the CPAs in accordance with generally accepted accounting principles, the appraisals and specific written instructions from the Board.

Accordingly, the total value of all of our Units would be $118,200,000 ($343,000,000 minus $200,000,000 minus $24,800,000), prior to accounting for any Preferred Units. The CPAs would deduct an amount equal to the amount holders of Series B Preferred Units would receive for the Series B Preferred Unit Dissolution Redemption Amount under Section 10.1 of the Series B COD based on the number of Series B Preferred Units outstanding as of June 30, 2005. For these illustration purposes only, if we had 5,000,000 Series B Preferred Units outstanding at June 30, 2005 and the amount owed per Series B Preferred Unit was $1.56, the CPAs would subtract $7,800,000 (5,000,000 x $1.56) from the $118,200,000 total value resulting in a total value of all of our Units of $110,400,000. If, at that time, we have 62,000,000 Units (Classes 1, 2 and 3) outstanding, the Exercise Price of the Class 1 Unit Put Right, would be $1.78 ($110,400,000/62,000,000). Units owned by our wholly-owned subsidiary are not considered outstanding for this calculation.

In addition, any monthly distributions from June 30, 2005, through June 30, 2006, made to Class 1 Unitholders who exercised their Put Right would be deducted from the final redemption amount paid. Therefore in this example, if the Exercise Price is determined to be $1.78, and JCM makes $0.09 in distributions during such time period before redeeming the Class 1 Units that had been put, then the final redemption payment to the putting Class 1 Unitholders would be $1.69.

1.8 How much will the Class 1 Units be worth when the Put Right becomes exercisable?

We cannot predict how much Class 1 Units will be worth in the third quarter of 2005 when Members are able to exercise their Put Rights. Generally speaking, the value of a Class 1 Unit will be based on the appraised value of our assets minus our liabilities and minus $0.40 per Unit. We have no way of accurately predicting today what the appraised values of our properties will be at the time of the appraisals. Property values are affected positively or negatively by numerous factors including but not limited to fluctuating interest rates, changing inflow or outflow of real estate investment money, new housing and apartment supply added to the market, the location and condition of our properties, the population pool seeking rental apartments and rising uncontrollable expenses such as insurance premiums, state and local taxes and utility costs. Rental revenues are affected by general and local economic conditions, home mortgage rates, the location and condition of our properties, competition from other properties and other factors.

Although we cannot predict the sales market for income producing properties, we believe that in connection with the Class 1 Put Rights, the Company’s properties may be appraised at or near the top of a sellers’ market, in part due to purchases by buyers in the current market that may be deemed unusually high relative to recent historical capitalization rates in the markets in which our properties are located. Therefore, it is likely that the appraised values for our properties in connection with the Class 1 Unit Put Rights may result in appraised values that (i) could be substantially higher than values used by us in determining the price we are willing to pay for Units under our repurchase program and (ii) reflect low capitalization rates or high gross rent multipliers, relative to both historical and possible future rates. See our Form 10-K for the year ended December 31, 2004 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview” for further information.

1.9	Can I exercise my Put Rights on some but not all of my Class 1 Units?
1.10	Yes. If I convert Class 1 Units to Class 2 or Class 3 Units, will I forever be giving up my Class 1 Put Rights?

Yes. However, if you still own some Class 1 Units, you will retain your Class 1 Put Rights with respect to those Class 1 Units.

1.11	Can I convert my Class 1 Units to Class 2 Units and then later convert my Class 2 Units to Class 3 Units?

Yes. However, in order to convert Class 1 Units, you must not have exercised your Class 1 Put Right. In addition, in order to convert your Class 2 Units, you must not have exercised your Class 2 Put Right.

1.12	Once I have converted my Class 1 Units to a different class, will I be allowed to convert those Units back to their original class?

No. More precisely, you will only be allowed to convert the Units described in this document to a higher class number, never to a lower class number.

1.13 What are the deadlines for converting Units?

Class 1 Units may be converted to Class 2 or Class 3 Units at any time. Class 2 Units may be converted to Class 3 Units at any time. However, in order to convert Class 1 or Class 2 Units, the holder of those Units must not have exercised the Put Right for such Units, as applicable. We will convert Units on the 1st day of the month following our receipt of a timely and properly completed Conversion form.

1.14	What happens if I don’t do anything?
1.15	You will continue to own Class 1 Units. What Class of Units is best suited for me?

See the discussion under Section 3 below for a detailed discussion of this issue. We recommend that Members consult their own financial and tax advisors prior to making a decision to convert their Units or to exercise any Put Rights, since the sale of Units might have a significant adverse tax consequence to former IRM “equity” holders who have negative capital account balances. In general terms, we believe that Class 1, 2 and 3 Units are best suited for Members as follows:

Class 1

Members who want to preserve their ability to exercise their Put Rights in 2005 and to receive the Exercise Price for their Class 1 Units by 2007 under the terms of the Class 1 Put Rights, and who are

• • •	former IRM “debt” holders or tax exempt organizations or tax sheltered entities, such as IRA’s.

Class 2

Members who do not wish to exercise their Put Rights in 2005, but who wish to preserve the ability to exercise their Put Rights in 2010 and to receive the Exercise Price for their Class 2 Units by 2012, and who are

• • •	former IRM “debt” holders or tax exempt organizations or tax sheltered entities, such as IRA’s.

Class 3

Members who do not wish to sell their JCM Units pursuant to a Put Right, and who

•	are former IRM “equity” holders, who would experience severe adverse tax consequences upon the sale of their JCM Units or

•	like JCM as a long-term investment for their ability to receive cash distributions and for the long-term appreciation potential of JCM Units.

1.16 What happens if I convert my Units, but you still have to liquidate?

In a liquidation of JCM, all Units would be treated as being equal when computing their liquidation value. However, if we have any Preferred Units at the time of our liquidation, the Preferred Units may have a preference upon liquidation over the Units depending on the terms of the Certificate(s) of Designations for the series of Preferred Units. Accordingly, if we sell Preferred Units to finance the Class 1 or Class 2 Put Rights and then have to later liquidate the Company, it is possible that Members who converted Units may receive less upon liquidation than the redemption price paid to the Class 1 or Class 2 holders who exercised their Put Rights. If you convert Units and then we later liquidate, what you receive upon liquidation will depend on the liquidation value of the Company at that time. This value may be greater or less than the amount received by Members who exercise their Put Rights. The Series B Preferred Units have a liquidation preference equal to the greater of (i) 110% of the original price of the Series B Preferred Unit or (ii) the weighted average price paid by the Company for repurchases of Class 3 Units (see Sections 6.1.4 and 6.2.4).

1.17	What if I convert my Class 1 Units to Class 2 or Class 3 Units and then determine that I need to sell some of my Units? What are my options?

There is a Member Buyer and Seller Program that all Members can participate in where Members can buy or sell Units among themselves. Members holding Class 2 or Class 3 Units will be able to participate in this program. While we have no way of knowing the prices at which members may agree to sell Units, Class 2 or Class 3 Units may trade at lower prices than Class 1 Units because of their reduced liquidity. Conversely, Class 2 and 3 Units might trade at a higher price than Class 1 Units because they each carry a higher mandatory monthly distribution rate.

The Company also has a Repurchase Program in which the Company will from time to time repurchase Units. However, the Board assesses this program on a regular basis and may modify the repurchase guidelines as necessary based on business priorities, available cash on-hand, number of repurchase requests or other factors.

In addition, some Members may find other buyers for their Units, other than other Members or the Company.

1.18 If I die, what Class of Units can I pass to my heirs?

At death, your heirs will receive the class(es) of Units then owned by you. Accordingly, if you owned 100,000 of each of Class 1, 2 and 3 Units, your heirs would receive 100,000 of each of Class 1, 2 and 3 Units.

1.19 How much will JCM borrow to finance the Put Rights?

Any decision on how much we will borrow against our portfolio will be made by the Board after each of the Put Rights has been exercised. However, currently, the Board believes we should only leverage the portfolio to the lesser of (i) a 75% loan to value ratio or (ii) the amount we can prudently service the debt on a cash flow basis. Accordingly, the Board currently believes that if we need funds to pay for the Put Rights in excess of the funds that could be obtained by leveraging our portfolio as noted above, we would need to seek alternate methods to obtain the additional capital, such as selling additional Units or Preferred Units or selling some of the properties. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Liquidity and Capital Resources” in our filings with the SEC, beginning with our Form 10-Q for the quarter ending June 30, 2004, for a discussion of our financing plans.

1.20	If the Company sells Units or Preferred Units to finance the Put Rights, will I have the ability to buy such Units or Preferred Units?

Only Members who are accredited investors under Rule 501(a) of the Securities Act of 1933, as amended, are allowed to invest in our offering of Series B Preferred Units.

1.21 How do I convert my Units?

Conversion forms and instructions were first mailed to Members around October 28, 2003. Members wishing to convert their Class 1 Units or Class 2 Units will need to complete conversion forms according to their instructions and return them to the Company. A sample form is on file with the SEC. Please contact Investor Services at (888) 880-1966, if you need a conversion form.

1.22 What are some of my risks if I convert my Class 1 Units?

You would be exchanging the guaranteed ability to sell your Units by mid-2007 for a larger monthly check. Your ability to sell your Units for cash would be the Class 2 Put Right, if you convert to Class 2 Units, the Buyer/Seller program, JCM’s Unit Repurchase program, individually negotiated sales or a sale of the Company. See Question 1.17.

As set forth in Question 1.8, we believe the appraisals we will receive in connection with the Class 1 Put Rights may be unusually high. Members who convert to other classes of Units would not be able to participate in a redemption price based on these appraisals.

In addition, depending on how we finance the Class 1 Put Rights, you may receive less upon liquidation due to the liquidation preference of Preferred Units we may create in the future. See Question 1.16.

Members who convert Class 1 Units, rather than exercise their Class 1 Put Rights are also subject to the general risks inherent in an investment in a company like ours which owns a portfolio of real estate assets versus having cash.

Finally, as previously disclosed in our Form 10-Ks beginning with the year ended December 31, 2003, we may become eligible to suspend filing reports with the SEC under certain circumstances. If we did so, we would no longer be regulated by the SEC and would not be required to provide Members with as much information as they currently receive about the Company.

1.23 Where can I get information about the terms of the Series B Preferred Units?

Information regarding our Series B Preferred Units is set forth in Section 6 below. In addition, we filed certain information regarding our Series B Preferred Units on a Form 8-K (January 1, 2005 event date) with the SEC on January 6, 2005.

2: 2.1	SUMMARY JCM’s Capital Structure

We have the authority to issue a total of 300,000,000 Units, of which 25,000,000 may be Preferred Units. As of March 31, 2005, we had the following Classes of Units and Series of Preferred Units issued and outstanding by Members other than our wholly-owned subsidiary:

16,454,319 Class 1 Units

14,218,687 Class 2 Units

31,489,985 Class 3 Units

3,303,700 Series B Preferred Units

65,466,691 Total Units and Preferred Units

We currently have no other classes of Units or series of Preferred Units outstanding. However, the Board has authorized the issuance of up to 25,000,000 Series B Preferred Units. In addition, the Board has authorized the issuance of Class 2 Units and Class 3 Units as follows:

•	Class 2 Units are only authorized for issuance upon the conversion of Class 1 Units into Class 2 Units.

•	Class 3 Units are only authorized for issuance upon the conversion of Class 1 or Class 2 Units into Class 3 Units.

2.2	Class 1 Units
	•	Class 1 Units have a Put Right in 2005.

•	Class 1 Units have a right to a mandatory distribution of $0.0775 per unit per year paid monthly.

•	Class 1 Units are convertible into Class 2 or Class 3 Units at any time, provided the holder has not exercised the Put Right.

2.3 Class 2 Units

Class 2 Units are substantially identical to the Class 1 Units, except that:

Class 2 Units have a Class 2 Put Right in 2010, rather than in 2005 like the Class 1 Units’ Put Right. Class 2 Units have a right to a mandatory distribution that is $0.08 per unit per year paid monthly, rather than the mandatory distribution of $0.0775 Class 1 Units are entitled to receive.

•	Class 2 Units are convertible into Class 3 Units at any time, provided the holder has not exercised the Class 2 Put Right.

	•	Class 2 Units are not convertible into Class 1 Units.

2.4	Class 3 Units

Class 3 Units are substantially identical to the Class 1 Units, except that:

	•	Class 3 Units do not have a Put Right.

•	Class 3 Units have a right to a mandatory distribution that is $0.0825 per unit per year paid monthly, rather than the mandatory distribution of $0.0775 Class 1 Units are entitled to receive.

• Class 3 Units are not convertible into Class 1 or Class 2 Units.

2.5 2.6	Series B Preferred Units The terms of the Series B Preferred Units are set forth in Section 6 below. Conversion Procedures

Conversion forms and instructions were mailed to Members around October 28, 2003. Members wishing to convert their Class 1 Units to either Class 2 or 3 Units will need to complete these forms according to their instructions and return them to the Company. A sample form is on file with the SEC.

3: SUITABILITY OF CLASS 1, 2 AND 3 UNITS FOR OUR MEMBERS

Although Members should consult their own financial and tax advisors, we believe that the Class 1, Class 2 and Class 3 Units are generally suitable for Members as follows:

3.1 Suitability of Class 1 Units

Compared with Class 2 and 3 Units, Class 1 Units will have the lowest mandatory distribution rate, or $0.0775 per unit per year paid monthly. However, holders of Class 1 Units have the right to have JCM redeem those Units by June 30, 2007, based on a 2005 appraisal of our assets.

Accordingly, we believe Class 1 Units are most suitable for Members who desire to preserve their ability to exercise their Put Rights in 2005. However, these members should make themselves aware of the tax implications of exercising that Put Right. We strongly advise Members who were “equity” investors in the IRM entities to consult their tax advisors prior to the sale of their Class 1 Units, or any other class of Units, including a sale to us pursuant to the Put Right.

The “Possible Tax Consequences for Members” are discussed in our Form 10-K for the year ended December 31, 2004. As discussed in that document, upon a sale of a Member’s Units, the Member will have gain or loss equal to the difference between the sales price and the Member’s adjusted basis. A Member’s adjusted basis is equal to the amount originally invested in IRM or JCM, plus the cumulative effect of all capital account adjustments reported annually to the investor by both IRM and JCM on Form K-1. More specifically, a Member’s adjusted basis is the amount originally invested increased by:

• Any increases in a member’s allocable share of our non-recourse debt;

•	The member’s allocable share of our income or gain (including tax-exempt income); and

• and decreased by:	Any additional contributions to our capital made by the member;
• • • •	The member’s allocable share of our losses;
 The member’s allocable share of non-deductible expenses;
 The sum of all cash distributions made to the member; and
Any decreases in a member’s share of our non-recourse debt.

A large percentage of our Members who were former IRM “equity” holders have a capital account balance that is negative or near negative. This means, by way of illustration, that if a Member had a capital account balance of a negative $1.00 per Class 1 Unit and sold those Units in connection with the Class 1 Put Right for $1.69 each, that Member would be subject to taxes on $2.69 per Unit. Although most of the gain would likely be taxed at the current long-term capital gain rate of 15% for individuals (5% for individuals in the 10% or 15% tax brackets), a portion of the gain would be subject to a 25% tax rate for “un-recaptured gain” for real property on which we have taken depreciation, if the Class 1 Units are sold or transferred to a person other than us, or our wholly-owned subsidiary.

As of December 31, 2004, JCM had a total of approximately $130 million of potential un-recaptured gain. Of this amount, approximately $99 million is allocable to former IRM “equity” investors. The balance of the $130 million of potential un-recaptured gain, approximately $31 million, is allocable to all other investors. This $31 million is also subject to the 25% tax rate for “un-recaptured gain.” We have no way of knowing what taxes an individual might pay if they sold their Units. If an individual has offsetting losses, they may not pay any taxes on this amount. However, if they don’t, they will likely pay taxes as described above.

In general, Units that are inherited will receive a step-up in basis to their value as of the date of the decedent’s death. In this example, if a Member had a negative capital account balance of $1.00 and died with Units valued at $1.20 each, such Member’s heirs would only pay tax on $0.49 per Unit ($1.69 sales price minus $1.20 basis after step-up).

Therefore, we believe that holders of Class 1 Units who were former IRM equity holders and who are facing adverse tax consequences should discuss with their tax advisors the advisability of ever selling their Class 1 Units, or whether such Units should be allowed to pass to the Member’s heirs. If it is concluded that passing Units to heirs is the best tax strategy, then consideration should be given to the higher distributions provided by the Class 2 and Class 3 Units.

3.2 Suitability of Class 2 Units

Compared with the other classes of Units, Class 2 Units will pay the second highest mandatory distribution rate, or $0.08 per unit per year paid monthly. Additionally, the holders of Class 2 Units will have the right to have us redeem their Class 2 Units by June 30, 2012 based on a 2010 appraisal of our assets.

Although Members should consult their financial and tax advisors, we believe Class 2 Units are most suitable for Members who currently do not need to sell their Class 1 Units, would like to benefit from larger monthly distributions, but desire to preserve their ability to exercise a Put Right.

While we have no way of knowing the prices at which members may agree to sell Units, Class 2 or Class 3 Units may trade at lower prices than Class 1 Units because of their reduced liquidity. Conversely, Class 2 and 3 Units might trade at a higher price then Class 1 Units because they each carry a higher mandatory monthly distribution rate.

Additionally, the Company also has a Repurchase Program in which the Company will from time to time repurchase Units. However, the Board assesses this program on a regular basis and may modify the repurchase guidelines as necessary based on business priorities, available cash on-hand, number of repurchase requests or other factors.

As set forth above, under the discussion of the Suitability of the Class 1 Units, Members who have a low or negative capital account balance should consult their tax advisors to discuss whether such Members should ever consider selling their Class 2 Units, or whether such Class 2 Units should pass to the Member’s heirs. If it is concluded that passing Units to heirs is the best tax strategy, then consideration should be given to the higher distributions provided by the Class 3 Units.

3.3 Suitability of Class 3 Units

Compared with the Class 1 and 2 Units, the Class 3 Units will pay the highest mandatory distribution rate, or $0.0825 per unit per year paid monthly. However, the holders of Class 3 Units will have no right to ever require JCM to redeem their Class 3 Units.

Accordingly, although Members should consult their own financial and tax advisors, we believe that Class 3 Units are most suitable for Members who meet the following criteria:

•	A Member is a former IRM “equity” holder who has consulted with a tax advisor and has concluded that Units should not be sold; or

•	A Member who has determined that he or she wants to make a long-term investment in JCM, primarily for the right to receive cash distributions and who has no current or foreseeable need to sell any Units.

While we have no way of knowing the prices at which members may agree to sell Units, Class 2 or Class 3 Units may trade at lower prices than Class 1 Units because of their reduced liquidity. Conversely, Class 2 and 3 Units might trade at a higher price then Class 1 Units because they each carry a higher mandatory monthly distribution rate.

Additionally, the Company also has a Repurchase Program in which the Company will from time to time repurchase Units. However, the Board assesses this program on a regular basis and may modify the repurchase guidelines as necessary based on business priorities, available cash on-hand, number of repurchase requests or other factors.

Therefore, the Company believes that Class 3 Units are suitable for those Members who want to make a long-term investment in the Company and have no foreseeable need to sell their JCM Units.

4: 4.1	DESCRIPTION OF CLASS 1, 2 AND 3 UNITS CLASS 1 UNITS

We created the Class 1 Units when we amended and restated the Operating Agreement on June 25, 2003. At that time, all outstanding Common Units became Class 1 Units. The terms of the Class 1 Units are set forth in a Certificate of Designations of Class 1 Units (“Class 1 COD”) that is attached as an exhibit to the Operating Agreement. Our members approved amendments to the Class 1 COD on June 22, 2004. A copy of the Amended and Restated Class 1 COD (herein, the “Class 1 COD”) is on file with the SEC and is also attached to this document as Exhibit D-1.

Class 1 Units have all the rights, preferences, privileges and restrictions granted to Units under the Operating Agreement (see Section 9 of the Class 1 COD). In addition, Class 1 Units have the following additional rights, preferences, privileges and restrictions:

4.1.1 Mandatory Monthly Distributions

Holders of Class 1 Units have the right to receive Mandatory Monthly Distributions equal to one-twelfth (1/12th) of $0.0775 (seven and 3/4 cents) per Class 1 Unit. The Class 1 Mandatory Monthly Distributions are required to be paid in full each month prior to payment of any distributions on any series of Preferred Units or any Additional Distributions to any Class of Units. In general, we cannot issue any other Class of Units with the right to receive any distributions prior to payment of the Mandatory Monthly Distributions. We are authorized, however, to issue classes of Units or series of Preferred Units with the right to receive Mandatory Distributions on the terms set forth in Section 2.1.4.2(b) of the Operating Agreement without any additional authorization or vote of the Class 1 Units. Class 1 Units have the same priority as Class 2 Units and Class 3 Units (as described below) for sharing in any shortfall as set forth in Section 2.1.4.2(b)(1) of the Operating Agreement.

If we fail, for any reason, to pay any Mandatory Monthly Distribution(s) in a timely manner, we are required to begin liquidating our properties as quickly as commercially reasonable and pay the holders of Class 1 Units interest on the overdue Mandatory Monthly Distributions at the rate of 10% per year. We can stop liquidating our properties when we no longer have any overdue Mandatory Monthly Distributions.

Mandatory Monthly Distributions are paid to the holders of record of Class 1 Units as of the first day of the month and are mailed to Members no later than the last day of the month. In lieu of mailing, we also can send payments in any other way agreed to by the holder of Class 1 Units.

The Mandatory Monthly Distributions remain in effect until the first to occur of the following events:

•	The monthly record date immediately prior to our dissolution under Section 5.1.1 of the Operating Agreement; or

•	The Closing of a Change of Control Merger or Consolidation as defined in Section 4.4.2 of the Class 1 COD.

4.1.2 Additional Distributions

Class 1 Units will receive Additional Distributions as determined by the Board in its sole discretion, subject to the limitations in Section 2.1.4.2(c) of our Operating Agreement.

4.1.3 Class 1 Unit Put Option

A chart showing a timeline for the key provisions of the Class 1 Unit Put Option is attached as Exhibit B-1.

4.1.4 Notices

Each holder of Class 1 Units as of June 30, 2005 will have the right to require JCM to redeem some or all of such holder’s Class 1 Units for the Exercise Price (as defined in Section 5.4 of the Class 1 COD) by June 30, 2007. By July 20, 2005, we are required to mail a notice to the holders of record of Class 1 Units informing them of the Exercise Price and the time in which holders of Class 1 Units must notify us of their election to exercise their Put Right(s). Holders of record of Class 1 Units will have until September 28, 2005 to return the notice of exercise form. Any holder of Class 1 Units who fails to return the notice of exercise form to us on or before September 28, 2005 will forfeit his or her Class 1 Put Right. However, a holder of Class 1 Units, who has not exercised the holder’s Class 1 Put Right, may, at anytime convert the holder’s Class 1 Units to Class 2 or Class 3 Units. See Section 4.1.8 below.

4.1.5 Determination of Exercise Price

The Exercise Price for the Class 1 Unit Put Right will be determined in accordance with Section 5.4 of the Class 1 COD as follows:

•	We must obtain an appraisal on each of our real properties from one or more MAI appraisers to be selected by the Board and may retain a business appraiser, investment bank, or other qualified person to appraise our other assets (collectively, the “Appraisals”).

•	The Appraisals must be dated no earlier than April 2, 2005 nor later than June 29, 2005. We currently intend to have the appraisals dated as of June 29, 2005.

•	We will retain CPAs to calculate the total value of all classes of issued and outstanding Units by preparing a pro form balance sheet using the appraised values from the Appraisals with an amount equal to $0.40 per Unit as the allowance for all anticipated costs and expenses (including but not limited to the estimated costs and expenses of liquidating all of our properties), and using the profit and loss allocation provisions of Article 7 of the Operating Agreement, and otherwise in accordance with generally accepted accounting principles, all of which may be determined by the Board pursuant to specific written instructions to the CPAs. The CPAs will make an adjustment for cash used to repurchase Units and Preferred Units in June 2005. The CPAs will also deduct amounts owed to Series B Preferred Unit holders under Section 10.1 of the Series B COD, see Question 1.7. The CPAs will then divide the total value of all classes of Units by the total number of Units then outstanding, excluding any Units owned by our wholly-owned subsidiary. The resulting amount will be the Exercise Price for the Class 1 Units.

•	All distributions paid after June 30, 2005 through June 30, 2006 to the holders of Class 1 Units who exercise their Put Rights will be credited against the Exercise Price.

For example:

If the Exercise Price is $1.78, but we made distributions of $0.09 from July 1, 2005 through June 30, 2006, the Class 1 Unitholder who exercised the Put Right would receive $1.69, rather than $1.78 ($1.78 — $0.09 = $1.69). Nothing in this example is intended to predict what will be the actual Exercise Price of a Class 1 Unit, see Question 1.8.

4.1.6 Liquidation of JCM If We Are Unable to Meet the Put Right

If too many holders of Class 1 Units exercise their Put Rights, we may not be able to continue to operate beyond June 30, 2007. Therefore, no later than June 30, 2006, our Board is required to meet to determine whether we should continue to operate past June 30, 2007. If the Board determines, in its sole discretion, that our operations should not continue beyond June 30, 2007, the following will occur under Section 5.6 of the Class 1 COD:

•	The Class 1 Put Rights will be null and void; and no holders of Class 1 Units will be entitled to receive the Exercise Price;

•	All of our properties will be sold as soon as reasonably practicable;

•	All owners of Class 1 Units will receive the liquidation distributions to which they are entitled to under the Operating Agreement (see Section 4.3 of the Operating Agreement); and

•	We will inform all owners of Units and Preferred Units of this decision no later than July 30, 2006.

Although our Board of Managers has not yet made this determination, based on 16,454,319 Class 1 Units held by Members, other than our wholly-owned subsidiary, as of the date of this “Description of Securities”, management believes that the Company will not have to cease operations and void the Class 1 Put Rights.

4.1.7 Voting Rights

The Class 1 Units have the voting rights granted to Units in the Operating Agreement, including the right to vote as a separate Class on certain matters. In addition, in order to amend the Class 1 COD, the Board must first approve the amendment, and then it must be approved by a majority of the Class 1 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present, or by the written consent executed by a majority in interest of the outstanding Class 1 Units. In addition, if an amendment to the Class 1 COD would adversely affect a class of Units or series of Preferred Units in a different manner than other classes of Units or Preferred Units, then such class or series shall have the right to vote separately on the amendment to the Class 1 COD (see Section 2.2.3 of the Operating Agreement). In addition, subject to certain limited exceptions, amendments to the Class 1 COD are subject to approval by all of the Members of the Company (see Sections 2.1.6, 2.2.1.3 and 2.2.2.4 of the Operating Agreement).

4.1.8 Conversion Rights

The Class 1 Units are convertible by the holders of Class 1 Units as follows:

•	Into Class 2 or Class 3 Units at any time, provided the holder has not exercised the Put Right.

•	Into other classes of Units which may come into existence on or before May 30, 2005; and

•	Into other classes of Units which come into existence on and after May 31, 2005, if the Board has determined, in its sole discretion, that the Class 1 Units will be convertible into such class(es) of Units.

Unless otherwise determined by the Board, all Class 1 Units are convertible into other classes of Units on a 1:1 basis. Class 1 Units may only be converted into Class 2 or Class 3 Units on a book entry certificate-by-certificate basis. (We have an internal system that creates book entry certificates for holders of Class 1 Units. We issue distribution checks on a book entry certificate-by-certificate basis.) When future classes of Units are created, the Board may require the Class 1 Units to be converted on the same book entry certificate-by-certificate basis, or the Board could require a holder to convert all of the Class 1 Units owned by the holder into the new Class of Units as a condition to converting the Class 1 Units (see Section 7.3 of the Class 1 COD).

We have the right to impose reasonable procedures and controls related to the conversion of Class 1 Units.

4.1.9 No Impairment

We are obligated to protect the rights of the holders of Class 1 Units against impairment of their rights. However, this does not mean that we need the unanimous approval or consent of each holder of Class 1 Units to amend the Operating Agreement, the Class 1 COD or to permit us to engage in a reorganization, recapitalization, transfer or sale of assets, consolidation, merger, dissolution or issuance of Units or Preferred Units.

4.2 CLASS 2 UNITS

The Board created the Class 2 Units on September 24, 2003. The terms of the Class 2 Units are set forth in a Certificate of Designations of Class 2 Units (“Class 2 COD”) that is attached as an exhibit to our Operating Agreement. Our members approved amendments to our Class 2 COD on June 22, 2004. A copy of the Amended and Restated Class 2 COD (herein, the “Class 2 COD”) is also attached to this document as Exhibit D-2. Class 2 Units have and will be issued to holders of Class 1 Units who convert their Class 1 Units to Class 2 Units in compliance with our conversion procedures. In addition, Class 2 Units may be issued to other persons on terms and conditions approved by the Board. The Board currently has no plans to issue Class 2 Units other than to holders of Class 1 Units who convert their Class 1 Units. The Class 2 Units have all the rights, preferences, privileges and restrictions granted to Units under the Operating Agreement (see Section 9 of the Class 2 COD). In addition, the Class 2 Units have the following additional rights, preferences, privileges and restrictions:

4.2.1 Class 2 Mandatory Monthly Distributions

Holders of Class 2 Units have the right to receive Class 2 Mandatory Monthly Distributions equal to one-twelfth (1/12th) of $0.08 (eight cents) per Class 2 Unit. Otherwise, the rights related to the Class 2 Mandatory Monthly Distributions are the same as the rights related to the Class 1 Mandatory Monthly Distributions. Class 2 Units have the same priority as Class 1 Units and Class 3 Units for sharing in any shortfall in distributions as set forth in Section 2.1.4.2(b)(1) of the Operating Agreement.

4.2.2 Additional Distributions

Class 2 Units will receive Additional Distributions as determined by the Board in its sole discretion. The amount of Additional Distributions, if any, will not be less than the amount the Class 1 Units receive on a per-Unit basis.

4.2.3 Class 2 Unit Put Right

A chart showing a timeline for the key provisions of the Class 2 Unit Put Right is attached as Exhibit B-2.

4.2.4 Notices

Each holder of Class 2 Units as of June 30, 2010 will have the right to require JCM to redeem some or all of such holder’s Class 2 Units for the Exercise Price (as defined in Section 5.4 of the Class 2 COD) by June 30, 2012. By July 20, 2010, we are required to mail a notice to the holders of record of Class 2 Units informing them of the Exercise Price and the time in which holders of Class 2 Units must notify us of their election to exercise their Class 2 Put Right(s). Holders of record of Class 2 Units will have until September 28, 2010 to return the notice of exercise form. Any holder of Class 2 Units who fails to return the notice of exercise form to us on or before September 28, 2010 will forfeit his or her Class 2 Put Right. However, a holder of Class 2 Units, who has not exercised the holder’s Class 2 Put Right, may, at anytime convert the holder’s Class 2 Units to Class 3 Units. See Section 4.2.8 below.

4.2.5 Determination of Exercise Price

The Exercise Price for the Class 2 Put Right will be determined in accordance with Section 5.4 of the Class 2 COD as follows:

•	We must obtain an appraisal on each of our assets in substantially the same manner as set forth in the Class 1 COD (collectively, the “Class 2 Appraisals”).

•	The Class 2 Appraisals must be as of a date that is no earlier than April 2, 2010, nor later than June 29, 2010.

•	We will retain CPAs to calculate the total value of all classes of issued and outstanding Units in substantially the same manner as in the Class 1 COD. The CPAs will then divide the total value of all classes of Units by the total number of Units then outstanding, excluding any Units owned by our wholly-owned subsidiary. The resulting amount will be the Exercise Price for the Class 2 Units.

•	All distributions paid after June 30, 2010 through June 30, 2011 to the holders of Class 2 Units who exercise their Class 2 Put Rights will be credited against the Exercise Price.

For example:

If the Exercise Price is $2.50, but we made distributions of $0.09 from July 1, 2010 through June 30, 2011, the Class 2 Unitholder who exercised the Put Right would receive $2.41, rather than $2.50 per Class 2 Unit. Nothing in this example is intended to predict what the actual Exercise Price of a Class 2 Unit will be in 2010.

4.2.6	Full or Partial Liquidation of JCM if We Are Unable to Meet the Class 2 Put Right

If too many Class 2 Unitholders exercise their Class 2 Put Rights, we may not be able to continue to operate beyond June 30, 2012. Therefore, no later than December 27, 2010, the Board is required to meet to determine, in its sole discretion, whether we should continue to operate past June 30, 2012. The following will occur under Section 5.6 of the Class 2 COD:

•	If the Board determines that we can maintain our existence as a going concern and prudently satisfy our obligations to the holders of Class 2 Units who exercised their Class 2 Put Rights through one or more of the following methods: use of available cash and cash equivalents, the issuance of new Units or Preferred Units in capital raising transactions, other financing transactions, or a partial liquidation of our assets, then we will not be liquidated, and we will satisfy our obligations to the holders of Class 2 Units who exercised their Put Option in a timely manner. It is our intent to remain a going concern and not to be liquidated, even if substantially all of our assets are sold in order to satisfy our obligations.

•	If the Board determines that we cannot meet the test set forth above, then the following will occur: the Class 2 Put Rights will be null and void and no holder of Class 2 Units will be entitled to receive the Exercise Price; all of our assets will be sold as soon as practicable; all owners of Class 2 Units will receive the liquidation distributions to which they are entitled under the Agreement; and we will inform all owners of Units and Preferred Units of this decision by January 27, 2011.

4.2.7 Voting Rights

The Class 2 Units have the voting rights granted to Units in the Agreement, including the right to vote as a separate Class on certain matters. In addition, in order to amend the Class 2 COD, such amendment must first be approved by the Board and must then be approved by a majority of the Class 2 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present, or by the written consent executed by a majority in interest of the outstanding Class 2 Units. In addition, if an amendment to the Class 2 COD would adversely affect a Class of Units or series of Preferred Units in a different manner than other classes of Units or Preferred Units, then such Class or series will have the right to vote as a separate Class on the amendment to the Class 2 COD (see Section 2.2.3 of the Operating Agreement). In addition, subject to certain limited exceptions, amendments to the Class 2 COD are subject to approval by the Members of the Company (see Sections 2.1.6, 2.2.1.3 and 2.2.2.4 of the Operating Agreement).

4.2.8 Conversion Rights

The Class 2 Units are convertible by the holders of Class 2 Units as follows:

•	Into Class 3 Units at any time, provided the holder has not exercised the Class 2 Put Right.

•	Into other classes of Units when a future Class of Units grants the holders of Class 2 Units a conversion right.

Class 2 Units may not be converted back into Class 1 Units. All Class 2 Units will be converted into other classes of Units on a 1:1 basis, unless otherwise determined by the Board. Class 2 Units may only be converted into Class 3 Units on a book entry certificate-by-certificate basis.

JCM has the right to impose reasonable procedures and controls related to the conversion of Class 2 Units.

4.2.9 No Impairment

We are obligated to protect the rights of the holders of Class 2 Units against impairment of their rights in the same manner as the Class 1 and Class 3 Units.

4.3 CLASS 3 UNITS

The Board created the Class 3 Units on September 24, 2003. The terms of the Class 3 Units are set forth in a Certificate of Designations of Class 3 Units (“Class 3 COD”) that is attached as an exhibit to the Operating Agreement. A copy of Class 3 COD is attached to this document as Exhibit D-3. Class 3 Units have and will be issued to holders of Class 1 Units or Class 2 Units who convert their Class 1 Units or Class 2 Units to Class 3 Units in compliance with our conversion procedures. In addition, Class 3 Units may be issued to other persons on the terms and conditions approved by the Board. The Board currently has no plans to issue Class 3 Units other than to holders of Class 1 Units and Class 2 Units upon the conversion of their Class 1 Units or Class 2 Units. The Class 3 Units have all the rights, preferences, privileges and restrictions granted to Units under the Operating Agreement (see Section 9 of the Class 3 COD). In addition, the Class 3 Units have the following additional rights, preferences, privileges and restrictions:

4.3.1 Class 3 Mandatory Monthly Distributions

The holders of Class 3 Units have the right to receive Class 3 Mandatory Monthly Distributions equal to one-twelfth (1/12th) of $0.0825 (eight and 25/100 cents) per Class 3 Unit. Otherwise, the rights to Class 3 Mandatory Monthly Distributions are the same as the rights of the Class 1 and Class 2 Units to Mandatory Monthly Distributions.

4.3.2 Additional Distributions

Class 3 Units will receive Additional Distributions as determined by the Board, in its sole discretion, but at no time will the amount of such Additional Distributions be less than the amount the Class 1 Units receive on a per-Unit basis.

4.3.3 No Put Right

The holders of Class 3 Units do not have a Put Right similar to the Class 1 Units or Class 2 Units, or any other right to require JCM to redeem their Class 3 Units.

4.3.4 Voting Rights

The Class 3 Units have the voting rights granted to Units in the Agreement, including the right to vote as a separate Class on certain matters. In addition, in order to amend the Class 3 COD, such amendment must first be approved by the Board and must then be approved by a majority of the Class 3 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present, or by the written consent executed by a majority in interest of the outstanding Class 3 Units. In addition, if an amendment to the Class 3 COD would adversely affect a Class of Units or series of Preferred Units in a different manner than other classes of Units or Preferred Units, then such Class or series will have the right to vote as a separate Class on the amendment to the Class 3 COD (see Section 2.2.3 of the Operating Agreement). In addition, subject to certain limited exceptions, amendments to the Class 3 COD are subject to approval by the Members of the Company (see Sections 2.1.6, 2.2.1.3 and 2.2.2.4 of the Operating Agreement).

4.3.5 Conversion Rights

The Class 3 Units are convertible by the holders of Class 3 Units into other classes of Units if and when the COD for a future Class of Units grants the holders of Class 3 Units a conversion right.

Class 3 Units may not be converted back into Class 1 or Class 2 Units. All Class 3 Units will be converted into other classes of Units on a 1:1 basis, unless otherwise determined by the Board. When future classes of Units are created, the Class 3 Units must be converted on a book entry certificate-by-certificate basis.

JCM has the right to impose reasonable procedures and controls related to the conversion of Class 3 Units.

4.3.6 No Impairment

We are obligated to protect the rights of the holders of Class 3 Units against impairment of their rights in the same manner as the Class 1 and Class 2 Units.

5: CONVERSION PROCEDURES

To convert Units, Members must complete a Unit Conversion Form. The form contains instructions that you must follow. The signature on the form must be guaranteed by a member of an approved Signature Guarantee Medallion Program. This can be obtained from the bank where you have an account or any registered brokerage firm. Any conversions must be made on a book-entry certificate-by-certificate basis. You must complete the form to indicate whether you wish to convert your Class 1 Units to Class 2 or Class 3 Units or whether you do not wish to convert your Class 1 Units at this time. If you choose not to convert your Class 1 Units at this time, you may convert your Class 1 Units at a later date by completing a form to convert your Class 1 Units. If you desire to convert your Class 2 Units to Class 3 Units, the same procedures will apply. You may request the form for conversion from us or you may obtain a copy from the SEC’s web site at http://www.sec.gov.

6:	SERIES B PREFERRED UNITS

6.1	Frequently Asked Questions Regarding Series B Preferred Units

	6.1.1	Why is the Company Selling the Series B Preferred Units?

The Company is selling Series B Preferred Units to help finance the repurchase and redemption of existing Class 1 Units.

If the Company has excess proceeds from its offering of Series B Preferred Units after all “put” Class 1 Units have been redeemed, the proceeds will be used for other purposes to be determined by the Company. These other purposes will, most likely, be limited to repairs and/or debt reduction.

6.1.2 How Did the Company Determine the Price for the Series B Preferred Units?

The price of the Series B Preferred Units has been determined by the Company’s Board of Managers (the “Board”) based on, among other factors, a discount to the price Class 1 Units generally are repurchased at by the Company. The Board concluded that a 30% discount was necessary in order to attract investors, particularly since Series B Preferred Units do not have the same liquidity opportunities as Class 1 Units (see our SEC filings for additional information). In addition, the Board wanted to price the Series B Preferred Units attractively to investors, since it believed that raising cash to finance the Class 1 Put Rights is more desirable than selling properties, once the Company has borrowed as much debt as the Board believes is appropriate. In reaching this conclusion, the Board also considered that selling a significant number of properties will have adverse tax consequences for many of the Company’s Members.

6.1.3 How Many Other Series of Preferred Units of the Company Currently Exist?

Besides the Series B Preferred Units, there are no other series of Preferred Units of the Company authorized or outstanding.

6.1.4	How are the Series B Preferred Units Different than the other Classes of Units of the Company?

• Preferred Units vs. Units

The Series B Preferred Units are Preferred Units, rather than another class of Units. Preferred Units have different rights, preferences, privileges and restrictions than Units under the Company’s Operating Agreement (see Article 2 of the Company’s Operating Agreement). The Series B Preferred Units are subordinate to the Company’s Units with respect to mandatory monthly distributions and senior to the Company’s Units with respect to payments on the dissolution of the Company.

• Distinguished from Class 3 Units

The Series B Preferred Units are similar to the Class 3 Units, except as follows:

Provision	Class 3 Units	Series B Preferred Units
Mandatory Monthly Distributions	1/12th of $0.0825 per month.	Same; however, the right of the Series B Preferred Units to receive mandatory monthly distributions is subordinate in certain respects in the event of a shortfall (see Section 6.2.1).

Additional Distributions	Eligible	Same as Class 3 Units; however, the Series B Preferred Units must receive their mandatory monthly distributions before any additional distributions may be paid to any other class of Units.

Voting	As provided in the Certificate of Designations of the Class 3 Units and Operating Agreement	Similar (however, set forth in the Series B Certificate of Designations); however, the Series B Preferred Units do not have a right to veto exit events.

Repurchase by the Company	Eligible	Same as Class 3 Units after Series B Preferred Units have been held 3 years from their original sale by the Company (except in the event of hardship).

Put Rights	None	The holders of Series B
Preferred Units have a
right to put the Series
B Preferred Units upon
a change of control of
the Company at a price
equal to 120% of the
price that Series B
Preferred Unit was
originally sold by the
Company. Holders of
Series B Preferred
Units, who do not
exercise this right,
will participate with
the other Members in
the consideration
available in the change
of control transaction.

Redemption Upon Company Dissolution	None	If the Company
dissolves, the Company
shall redeem the Series
B Preferred Units at a
price equal to the
greater of (i) 110% of
the price that Series B
Preferred Unit was
originally sold by the
Company or (ii) the
weighted average price
paid for Class 3 Units
under the repurchase
program (as described
in Section 6.2.4) prior
to making liquidating
payments to holders of
classes of Units. This
redemption is mandatory
and holders of Series B
Preferred Units will
not participate in any
additional proceeds
that may be available
upon the liquidation of
the Company once the
Company has fully
satisfied its
redemption obligation.

Restricted Stock Under the 1933 Act	No. Class 3 Units were issued pursuant to an exemption from the 1933 Act when the Company emerged from the IRM bankruptcy proceedings.	Yes. Series B
Preferred Units are
being sold in reliance
on Rule 506 of the 1933
Act. Consequently, the
Series B Preferred
Units are restricted
securities under the
1933 Act. Accordingly,
in general, Series B
Preferred Units may
only be resold pursuant
to registration or an
exemption under the
1933 Act. Practically,
this means that Series
B Preferred Units may
only be resold to the
Company or other
sophisticated
investors.

6.1.5	What are the Rights and Obligations of the Series B Preferred Units if the Company is to be Sold?

• Voting

The Series B Preferred Units will vote together with all other classes of Units and series of Preferred Units with voting rights upon any change of control transaction that is put to a vote of the Members. The holders of Series B Preferred Units will not have a separate class vote on a change of control transaction, either as a series or with any other series of Preferred Units.

• Change of Control Put Right

Each holder of Series B Preferred Units will have the right to put the holder’s Series B Preferred Units to the Company for a cash price equal to 120% of the price that Series B Preferred Unit was originally sold by the Company. A holder of Series B Preferred Units may choose not to exercise this right and instead participate in the consideration provided in the transaction.

•	Termination of the Series B Preferred Mandatory Monthly Distribution

Upon the closing of a change of control merger or consolidation of the Company, the Series B Preferred Mandatory Monthly Distribution will terminate (see Section 6.2.1).

6.1.6	What are the Rights and Obligations of the Series B Preferred Units if the Company is Dissolved?

If the Company is dissolved, the Company is required to redeem the Series B Preferred Units at a price equal to the greater of:

•	110% of the price that Series B Preferred Unit was originally sold by the Company; or

•	The weighted average price paid for Class 3 Units in the 12 calendar months preceding the most recent purchase by the Company for such units under the Company’s repurchase program.

The redemption is not optional. After payment of the redemption amount in full, the holders of Series B Preferred Units will not participate in any additional proceeds upon liquidation. Prior to the redemption, the Company shall have cured any shortfall in payments of mandatory monthly distributions to holders of Series B Preferred Units.

6.1.7 Redemption Voided if Shortfall; Participation in Liquidating Distributions

The redemption will be voided if the Company cannot fully (i) cure any payments of mandatory monthly distributions to holders of Series B Preferred Units and (ii) pay the redemption amounts owed to the holders of the Series B Preferred Units. In such case, the holders of Series B Preferred Units will share in the proceeds available upon liquidation of the Company with the holders of other Preferred Units entitled to participate in such proceeds and the holders of Units will not receive any liquidating distributions.

6.1.8	Can the Company Issue Additional Classes of Units and/or Series of Preferred Units Senior and/or Equal to those of the Series B Preferred Units?

Yes. Subject to the rights of the Series B Preferred Units in the Series B COD and the Operating Agreement, the Board can issue additional classes of Units and/or series of Preferred Units with rights senior to those of the Series B Preferred Units. For example, the Board could (i) issue series of Preferred Units with the right to receive additional distributions that would be senior to the right of the Series B Preferred Units to receive additional distributions, (ii) create a series of Preferred Units or a class of Units that had superior voting rights to those of the Series B Preferred Units or (iii) create series of Preferred Units with the ability to share in liquidating distributions with the Series B Preferred Units.

6.1.9 Does the Company have Series A Preferred Units?

No. The Company does not have any Series A Preferred Units issued or outstanding. The Company’s previous preferred units have been completely redeemed and were referred to as “Series A Preferred Units.” Accordingly, the Company has designated this series of preferred units as “Series B Preferred Units.”

6.2	DESCRIPTION OF SERIES B PREFERRED UNITS

	6.2.1	Series B Preferred Mandatory Monthly Distributions

The holders of Series B Preferred Units have the right to receive Series B Preferred Mandatory Monthly Distributions equal to one-twelfth (1/12th) of eight and 25/100 cents ($0.0825) per Series B Preferred Unit. The Series B Preferred Mandatory Monthly Distributions are required to be paid in full each month prior to payment of any Additional Distributions (as defined in our Operating Agreement) on any class of Units. The rights of the Series B Preferred Units to receive any distributions is subordinate to the rights of the Class 1, 2 and 3 Units and may become subordinate to other class(es) of Units created with a priority senior to the Series B Preferred Units to receive payment in full of Mandatory Distributions owed to such classes.

If we fail, for any reason, to pay any Series B Preferred Mandatory Monthly Distribution(s) in a timely manner, we are required to begin liquidating our properties as quickly as commercially reasonable and pay the holders of Series B Preferred Units interest on the overdue Series B Preferred Mandatory Monthly Distributions at the rate of 10% per year. We can stop liquidating our properties when we no longer have any overdue Series B Preferred Mandatory Monthly Distributions. This requirement to liquidate properties is the same requirement imposed upon the Company by the CODs of the Class 1, 2 and 3 Units.

Series B Preferred Mandatory Monthly Distributions are paid to the holders of record of Series B Preferred Units as of the first day of the month and are mailed to holders no later than the last day of the month. In lieu of mailing, we also can send payments in any other way agreed to by the holder of Series B Preferred Units.

The Series B Preferred Mandatory Monthly Distributions remain in effect until the first to occur of the following events:

•	The monthly record date immediately prior to our dissolution under Section 5.1.1 of the Operating Agreement; or

•	The Closing of a Change of Control Merger or Consolidation as defined in Section 4.4.2 of the Series B COD.

6.2.2 Additional Distributions

Series B Preferred Units will receive the same Additional Distributions as the Class 3 Units receive on a per Unit basis.

6.2.3 Series B Preferred Change of Control Put Right

If there is a proposed Change of Control (as defined in the next paragraph) of the Company, each holder of Series B Preferred Units will have the right (the “Change of Control Put Right”) to have the Company, or the Company’s designee, redeem or repurchase some or all of the holder’s Series B Preferred Units for a price (the “Change of Control Put Price”) equal to 120% of the price that Series B Preferred Unit was originally sold by the Company (the “Original Series B Preferred Unit Price”). All distributions paid to the holders of Series B Preferred Units after the record date for the Change of Control Put Right will not be deducted from the Change of Control Put Price.

Such Change of Control Put Right may be considered a “tender offer” by the Company, or the Company’s designee, and will be conducted in compliance with applicable law and regulations. For example, holders will have at least 20 business days from delivery of notice that the put right has been triggered to exercise their put right.

Change of Control means a Change of Control Merger or Consolidation (see Section 4.4.2 of the Series B COD) or a Change of Control of Voting Securities. A Change of Control of Voting Securities is defined in Section 5.1 of the Series B COD, but essentially means that there has been a shift in voting power of more than 50% of the Company’s outstanding voting securities in a transaction or a series of transactions, except in connection with the Company’s (or any subsidiary of the Company) acquisition of Units or Preferred Units as part of the Company’s repurchase program of Units and Preferred Units, or pursuant to put rights in any CODs of the Company.

The Board is required to set a record date for the Change of Control Put Right. Within 20 days after this record date, the Company is required to send a notice to each holder of record of Series B Preferred Units informing the holder of the proposed Change of Control transaction and the Change of Control Put Price for that holder’s Series B Preferred Units and the date by which the holder must return the holder’s election to exercise the holder’s Change of Control Put Right. Holders will be required to return an exercise form prepared by the Company. Any holder who fails to timely return the exercise form will forfeit the holder’s Change of Control Put Right.

If the proposed Change of Control transaction does not occur for any reason, all exercised Change of Control Put Rights shall be automatically voided as provided in the Series B COD. If another Change of Control transaction is later proposed, all of the procedures related to exercising the Change of Control Put Rights shall be repeated.

6.2.4 Redemption of Series B Preferred Units Upon Liquidation Events

After the effective date of the dissolution of the Company and prior to the payment of liquidating distributions to any other classes of Units, the Company shall redeem each holder’s Series B Preferred Units for a cash payment (the “Dissolution Redemption Amount”) equal to the greater of:

• 110% of the Original Series B Preferred Unit Price; or

•	The weighted average price paid in the 12 calendar months preceding the most recent purchase by the Company for Class 3 Units under the Company’s repurchase program.

In addition, prior to payment of the Dissolution Redemption Amount, the Company shall have cured any shortfall in payments of the Series B Preferred Mandatory Monthly Distributions. If there is a shortfall in the Company’s ability to pay (i) the Dissolution Redemption Amount in full and (ii) any shortfall in payments of the Series B Preferred Mandatory Monthly Distributions to all holders of Series B Preferred Units, the Dissolution Redemption Amount shall be voided and the holders of the Series B Preferred Units on a pro rata basis with all holders of other series of Preferred Units entitled to share in such distribution, will receive all proceeds available for liquidating distributions under Section 4.3 of the Operating Agreement; and, the holders of other classes of Units shall not receive any liquidating distributions.

Upon payment of the Dissolution Redemption Amount in full, the holders of Series B Preferred Units shall have no further interest in the Company related to the Series B Preferred Units and shall not participate in any other liquidating distributions. In addition, if a holder of Series B Preferred Units or Preferred Units does not own any other Units or Preferred Units of the Company, after payment of the Dissolution Redemption Amount, the holder shall cease to be a Member of the Company.

6.2.5 Voting

The Series B Preferred Units shall vote with the other classes of Units on all matters, including the election of Board Managers. The Series B Preferred Units have the right as a separate class to vote on any amendments to the Certificate of Designations of the Series B Preferred Units, any amendments to the Company’s Operating Agreement that affect the rights of the Series B Preferred Units or when required by law. Notwithstanding that the Operating Agreement provides that the Company’s Preferred Units have the right to vote as a separate class on any merger, consolidation or dissolution of the Company, the Certificate of Designations for the Series B Preferred Units provides that the Series B Preferred Units do not have the right as a separate class (or with other series of Preferred Units) to vote on any merger, consolidation or dissolution of the Company (see Section 6.1 of the Series B COD).

In addition, in order to amend the Series B COD, such amendment must first be approved by the Board and must then be approved by a majority of the Series B Preferred Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present, or by the written consent executed by a majority in interest of the outstanding Series B Preferred Units.

6.2.6 Conversion

Currently, the Series B Preferred Units are not convertible into any other classes of Units or series of Preferred Units. If any Certificates of Designation of any class of Units or series of Preferred Units allows the Series B Preferred Units to convert into such class or series, the terms governing the conversion of the Series B Preferred Units shall be as specified in that Certificate of Designations.

6.2.7 Participation in the Company’s Repurchase Program

Series B Preferred Units may be repurchased by the Company pursuant to the terms of the repurchase program then in effect and on the same terms as Class 3 Units are entitled to participate. However, the Series B COD provides that the Company shall not repurchase any Series B Preferred Units for three-years from their date of purchase, except in the case of a hardship (as determined on a case-by-case basis by the Company). In addition, Series B Preferred Units repurchased by the Company or its subsidiary within such a three-year period shall be repurchased at the price originally paid to the Company for those Series B Preferred Units.

The Company has historically repurchased all Units offered to it by Members at prices that are consistent with the Company’s Unit Repurchase Guidelines, when the Company has had sufficient available cash to repurchase such Units. The Company’s policy is to use its best efforts to repurchase Units and Preferred Units offered to it by Members at prices that are consistent with the Company’s Unit Repurchase Guidelines and the terms of any applicable Certificate of Designations. See footnote 4 to the table entitled “Issuer Purchases of Equity Securities” in Part II, Section 5 of our Form 10-K beginning with our Form 10-K for the year ended December 31, 2004, filed with the SEC on March 31, 2004, for further information on our Unit Repurchase Guidelines.

6.2.8 No Impairment

We are obligated to protect the rights of the holders of Series B Preferred Units against impairment of their rights in the same manner as the Class 1, 2 and Class 3 Units.

EXHIBIT A

Intentionally Omitted

EXHIBIT B-1

Class 1 Unit Put Option Chart

Graphic to be filed by Amendment

EXHIBIT B-2

Class 2 Unit Put Option Chart

Graphic to be filed by Amendment

EXHIBIT C

Intentionally Omitted

EXHIBIT D-1

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATIONS

OF

CLASS 1 UNITS

OF JCM PARTNERS, LLC

(As Created Under the Amended and Restated LLC Agreement)

(As Amended and Restated as of June 22, 2004)

WHEREAS, Section 2.1.5 of that Amended and Restated Limited Liability Company Agreement dated June 25, 2003, as it may be amended thereafter (“Agreement”) of JCM Partners, LLC, a Delaware limited liability company (“Company”), provides for the designation of all currently outstanding Common Units of the Company as the Class 1 Units; and

WHEREAS, this Amended and Restated Certificate of Designations sets forth the rights, preferences, privileges and restrictions of the Class 1 Units, after giving effect to the First Amendment to Certificate of Designations of Class 1 Units, dated June 22, 2004.

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the Agreement, the Class 1 Units shall have the rights, preferences, privileges and restrictions set forth herein. Capitalized terms not otherwise defined herein have the meaning set forth in the Agreement.

1. Designation of Class.

The Company shall have a class of Units which shall be designated “Class 1 Units” (the “Class 1 Units”).

2. Number of Class 1 Units.

The number of Class 1 Units that may be issued shall not exceed the number of Units authorized for issuance as Units under Section 2.1.2 of the Agreement.

3. Redesignation of Common Units to Class 1 Units.

As set forth in Section 2.1.5 of the Agreement, all outstanding units were redesignated to Class 1 Units. All Class 1 Units shall remain Class 1 Units until converted by the holders of such Class 1 Units in accordance with Section 7 of this Certificate of Designations and the terms of the Agreement.

4. Distributions to Holders of Class 1 Units.

4.1 Priority of Distributions.

The holders of Class 1 Units shall have the right to receive Mandatory Monthly Distributions (as defined in Section 4.2 below). The Mandatory Monthly Distributions shall be paid in full each month prior to payment of any distributions on any series of Preferred Units or any Additional Distributions to any class of Units. In addition, the Company shall not issue any class of Units with the right to receive any distributions prior to payment of the Mandatory Monthly Distributions; provided, however, that the Company is authorized to issue classes of Units or series of Preferred Units with the right to receive Mandatory Distributions on the terms set forth in Section 2.1.4.2(b) of the Agreement without the need to obtain any additional authorization or vote of the Class 1 Units.

4.2 Mandatory Monthly Distributions.

The Company shall make a monthly distribution to the holders of Class 1 Units in an amount equal to one-twelfth (1/12th) of $0.0775 (seven and 3/4 cents) per Class 1 Unit (the “Mandatory Monthly Distributions”). If the Company fails, for any reason, to pay any Mandatory Monthly Distribution(s) in a timely manner (“Overdue Mandatory Monthly Distributions”), the Company shall begin liquidating its properties (which may or may not include its real properties) as quickly as commercially reasonable and shall pay the holders of Class 1 Units interest on any Overdue Mandatory Monthly Distributions at the rate of ten percent (10%) per annum. The Company may cease liquidating its properties when the Company no longer has any Overdue Mandatory Monthly Distributions.

4.3 Payment.

The Mandatory Monthly Distributions shall be paid to the holders of record of Class 1 Units as of the first day of the month and mailed by the Company to such holders of record no later than the last day of each month. In lieu of mailing, the Company may transmit payment to a holder of Class 1 Units in any other manner agreed to in writing by a holder of Class 1 Units (e.g., by wire transfer or by mailing payment to the banks of the holders of record).

4.4 Termination of Mandatory Distributions.

The Mandatory Monthly Distributions shall remain in effect until the first to occur of the following events (each, a “Mandatory Distribution Termination Event”):

4.4.1	The monthly record date immediately prior to the dissolution of the Company pursuant to Section 5.1.1 of the Agreement; or

4.4.2	The closing of a Change of Control Merger or Consolidation (defined below). “Change of Control Merger or Consolidation” means any merger or consolidation in which the Company is not the surviving entity, except a transaction that results in the Members of the Company immediately prior to the transaction owning securities representing at least fifty percent (50%) of the voting power of the surviving entity after the transaction.

5. Class 1 Unit Put Option.

5.1 Timing of Put Right; Timing of Payment of Put Right.

Each holder of Class 1 Units as of June 30, 2005 (the “Fifth Anniversary Date” or the “Put Right Record Date”) will have the right (the “Put Right”) to require the Company to redeem some or all of such holder’s Class 1 Units for the Exercise Price (defined in Section 5.4 below) by June 30, 2007 (the “Seventh Anniversary Date”). The Exercise Price and the manner of exercising the Put Right are set forth below. The Company may redeem any Class 1 Units that have been validly put to the Company in accordance with Section 5 herein at any time after the Board of Managers has held the meeting required by Section 5.6 herein and has determined to continue the Company’s operations beyond the Seventh Anniversary Date (herein, “Early Redemptions”). Any Early Redemptions shall be at the sole discretion of the Company and shall not be required to be made pro rata or pursuant to any other procedure. Nothing herein shall obligate the Company to make any Early Redemptions.

5.2 Exercise Notice.

Within twenty (20) days after the Put Right Record Date the Company shall send a notice (“Exercise Notice”) by first class mail to all holders of record of the Class 1 Units informing such holders of the Exercise Price and the time in which to notify the Company of their election to exercise their Put Right(s).

5.3 Notice of Exercise by Class 1 Holders.

Each holder of Class 1 Units who desires to exercise its Put Right(s) shall do so by notifying the Company of such exercise no later than the ninetieth (90th) day after the Fifth Anniversary Date, on an exercise form to be prepared by the Company and delivered to the holders of Class 1 Units concurrent with the Exercise Notice. Any holder of Class 1 Units who fails to timely exercise its Put Right will forfeit such Put Right.

5.4 Exercise Price.

The “Exercise Price” for each Class 1 Unit will be determined as follows:

5.4.1	Within ninety (90) days preceding the Put Right Record Date the Company will obtain an appraisal on each of its real properties from one or more MAI appraisers to be selected by the Board of Managers (the “Board”), and may retain a business appraiser, investment bank, or other qualified Person, to appraise the Company’s other assets; such appraisals collectively referred to as the “Appraisals.”

5.4.2	The Company’s Board shall retain Certified Public Accountants (“CPAs”) to calculate the collective value of all classes of issued and outstanding Units by preparing a pro forma balance sheet using the appraised values from the Appraisals with allowance for all anticipated costs and expenses (including but not limited to the estimated costs and expenses of liquidating all of the Company’s properties), and using the profit and loss allocation provisions of Article 7 of the Agreement, and otherwise in accordance with generally accepted accounting principles, all of which may be determined by the Board pursuant to specific written instructions to the CPAs.

5.4.3	The total value of all classes of Units as calculated by the CPAs shall then be divided by the total number of Units then outstanding of all classes. This resulting amount is the Exercise Price for each Class 1 Unit and, if accepted by the Board, shall be final and incontestable.

5.4.4	For the purposes of this Section 5.4 only, all Units owned by any wholly-owned subsidiary of the Company shall be treated as if they were not outstanding.

5.5 Transactions After Put Right Record Date.

5.5.1	All distributions distributed to electing holders of Class 1 Units subsequent to the Put Right Record Date and through June 30, 2006 will be credited against the Exercise Price. All distributions distributed to electing holders of Class 1 Units that are paid to holders of record of Class 1 Units on and after July 1, 2006 shall not be credited against the Exercise Price.

5.5.2	The Board may establish procedures, including, without limitation, the establishment of an escrow and the requirement that the holders of Class 1 Units deliver transmittal letters and assignments, as a condition precedent to distributing the Exercise Price to such holders of Class 1 Units.

5.6 Liquidation to Meet the Put Option.

If a sufficient number of holders of Class 1 Units exercise their Put Rights, the continued operation of the Company beyond the Seventh Anniversary Date may not be reasonably feasible. Therefore, no later than June 30, 2006 (the “Sixth Anniversary Date”), the Board will meet to determine whether the Company should continue operations beyond the Seventh Anniversary Date. If the Board determines in its sole discretion that the Company’s operations should not continue beyond the Seventh Anniversary Date, the following will occur:

5.6.1	The Put Rights shall be null and void, and no holder of Class 1 Units will be entitled to receive the Exercise Price;

5.6.2	All of the Company’s properties will be sold as soon as practicable;

5.6.3	All owners of Class 1 Units will receive the liquidation distributions to which they are entitled under the Agreement; and

5.6.4	The Company will inform all owners of Units and Preferred Units of this decision within thirty (30) days after the Sixth Anniversary Date.

6. Voting Rights.

The holders of the Class 1 Units shall have the voting rights granted to Units in the Agreement, including the right to vote on certain matters as a separate class of Units as set forth in Sections 2.2.2 and 2.2.3 of the Agreement. In addition, provided the Board has first approved such amendment, any amendment to this Certificate of Designations shall require that a majority of the Class 1 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present shall be required to approve such amendment (or if no meeting is to be held, then upon the written consent executed by a majority in interest of the outstanding Class 1 Units).

7. Conversion Rights.

7.1 General.

The Class 1 Units are convertible by the holders of the Class 1 Units into any other classes of Units which

7.1.1	May come into existence at any time on or before May 30, 2005; and

7.1.2	Come into existence on and after May 31, 2005, provided that the Board has determined, in its sole discretion, that the Class 1 Units shall be convertible into such class(es) of Units created on and after May 31, 2005.

7.2 1:1 Conversion.

All conversions of Class 1 Units into other classes of Units shall be on a 1:1 basis, unless otherwise determined by the Board.

7.3 All or None Conversions.

Notwithstanding Sections 7.1 and 7.2 above, in the Board’s sole discretion, any future Certificate of Designations may require that in order to convert any Class 1 Units, a holder of Class 1 Units must convert all Class 1 Units owned by that holder of record.

7.4 Conversion Procedures.

The Board shall have the right to impose reasonable procedures and controls related to the conversion of Class 1 Units as permitted by this Section 7 to include requiring holders of Class 1 Units to deliver written notice to the Company that the holder elects to convert the Class 1 Units. Any conversion shall be treated as a transfer of Units and shall be processed according to the Company’s procedures for transfer of Units.

7.5 Effect of Conversion Rights on Number of Authorized Units.

When a Class 1 Unit is converted to another class of Units, the holder shall then hold the new class of Units, and the converted Class 1 Unit shall assume the status of authorized but unissued Units. After taking into account the increase in authorized but unissued Units resulting from the last sentence, the Company shall at all times reserve and keep available out of its authorized Units the full number of Units of such class deliverable upon conversion of all Class 1 Units from time to time outstanding.

8. No Impairment.

The Company will not, by amendment of the Agreement or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations to be observed or performed by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the rights (including but not limited to the conversion rights) of the holders of Class 1 Units against impairment. Notwithstanding any implication to the contrary, the foregoing shall not have the affect of requiring the unanimous approval or consent of each holder of Class 1 Units in order to amend the Agreement or this Certificate of Designations, or to permit the Company to engage in a reorganization, recapitalization, transfer or sale of assets, consolidation, merger, dissolution, or issuance of Units or Preferred Units.

9. Residual Rights.

Except as expressly provided for herein, the Class 1 Units shall be vested with the rights, preferences, privileges and restrictions accruing to Units under the Agreement.

JCM PARTNERS, LLC By	/s/ Gayle M. Ing

Gayle M. Ing, Chief Executive Officer

Dated: Effective June 25, 2003, as Amended and Restated as of June 22, 2004

EXHIBIT D-2

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATIONS

OF

CLASS 2 UNITS

OF JCM PARTNERS, LLC

(As Created by the Board of Managers

Pursuant to Section 2.1.6 of the Amended and

Restated Operating Agreement, dated as of June 25, 2003)

(As Amended and Restated as of June 22, 2004)

WHEREAS, Section 2.1.6 of that Amended and Restated Operating Agreement dated as of June 25, 2003, as it may be amended thereafter (“Agreement”) of JCM Partners, LLC, a Delaware limited liability company (“Company”), provides that the Board of Managers may create a class of Units by approving a Certificate of Designations for such class; and

WHEREAS, this Amended and Restated Certificate of Designations sets forth the rights, preferences, privileges and restrictions of the Class 2 Units, after giving effect to the First Amendment to Certificate of Designations of Class 2 Units, dated June 22, 2004.

NOW, THEREFORE, BE IT RESOLVED, that the Class 2 Units shall have the rights, preferences, privileges and restrictions set forth herein. Capitalized terms not otherwise defined herein have the meaning set forth in the Agreement.

1. Designation of Class.

The Company shall have a class of Units which shall be designated “Class 2 Units” (the “Class 2 Units”).

2. Number of Class 2 Units.

The number of Class 2 Units that may be issued shall not exceed the number of Units authorized for issuance as Units under Section 2.1.2 of the Agreement.

3. Status of Class 2 Units.

All Class 2 Units shall remain Class 2 Units until converted in accordance with Section 7 of this Certificate of Designations and the terms of the Agreement.

4. Distributions to Holders of Class 2 Units.

4.1 Priority of Distributions.

The holders of Class 2 Units shall have the right to receive Class 2 Mandatory Monthly Distributions (see Section 4.2 below). The Class 2 Mandatory Monthly Distributions shall be paid in full each month prior to payment of any distributions on any series of Preferred Units or any Additional Distributions to any class of Units. In addition, the Company shall not issue any class of Units with the right to receive any distribution prior to payment of the Class 2 Mandatory Monthly Distributions; provided, however, that the Company is authorized to issue classes of Units or series of Preferred Units with the right to receive Mandatory Distributions on the terms set forth in Section 2.1.4.2(b) of the Agreement without the need to obtain any additional authorization or vote of the Class 2 Units. Class 2 Units shall have the same priority as Class 1 Units for participating in any shortfall as set forth in Section 2.1.4.2(b)(1) of the Agreement. Subject to Section 2.1.4.2(c) of the Agreement, the Class 2 Units shall receive Additional Distributions as determined by the Board in its sole discretion, but at no time will the amount of Additional Distributions be less than the amount that the Class 1 Units receive on a per Unit basis.

4.2 Class 2 Mandatory Monthly Distributions.

The Company shall make a monthly distribution to the holders of Class 2 Units in an amount equal to one-twelfth (1/12th) of eight cents ($0.08) per Class 2 Unit (the “Class 2 Mandatory Monthly Distributions”). If the Company fails, for any reason, to pay any Class 2 Mandatory Monthly Distribution(s) in a timely manner (“Overdue Class 2 Mandatory Monthly Distributions”), the Company shall begin liquidating its assets as quickly as commercially reasonable and shall pay the holders of Class 2 Units interest on any Overdue Class 2 Mandatory Monthly Distributions at the rate of ten percent (10%) per annum. The Company may cease liquidating its assets when the Company no longer has any Overdue Class 2 Mandatory Monthly Distributions.

4.3 Payment.

The Class 2 Mandatory Monthly Distributions shall be paid to the holders of record of Class 2 Units as of the first day of the month and mailed by the Company to such holders of record no later than the last day of each month. In lieu of mailing, the Company may transmit payment to a holder of Class 2 Units in any other manner agreed to in writing by a holder of Class 2 Units.

4.4 Termination of Class 2 Mandatory Monthly Distributions.

The Class 2 Mandatory Monthly Distributions shall remain in effect until the first to occur of the following events (each, a “Class 2 Mandatory Distribution Termination Event”):

4.4.1	The monthly record date immediately prior to the dissolution of the Company pursuant to Section 5.1.1 of the Agreement; or

4.4.2	The closing of a Change of Control Merger or Consolidation. “Change of Control Merger or Consolidation” means any merger or consolidation in which the Company is not the surviving entity, except a transaction that results in the Members of the Company immediately prior to the transaction owning securities representing at least fifty percent (50%) of the voting power of the surviving entity after the transaction.

5. Class 2 Unit Put Option.

5.1 Timing of Class 2 Put Right; Timing of Payment of Class 2 Put Right.

Each holder of Class 2 Units as of June 30, 2010 (the “Tenth Anniversary Date” or the “Class 2 Put Right Record Date”) will have the right (the “Class 2 Put Right”) to require the Company to redeem some or all of such holder’s Class 2 Units for the Exercise Price (defined in Section 5.4 below) by June 30, 2012 (the “Twelfth Anniversary Date”). The Exercise Price and the manner of exercising the Class 2 Put Right are set forth below. The Company may redeem any Class 2 Units that have been validly put to the Company in accordance with Section 5 herein at any time after the Board of Managers has held the meeting required by Section 5.6 herein and has determined to either

5.1.1	Continue customary operations beyond the Twelfth Anniversary Date, or

5.1.2	Maintain the Company’s existence as a going concern while meeting the requirements of Section 5.6.1 herein (herein, “Early Redemptions”).

Any Early Redemptions shall be at the sole discretion of the Company and shall not be required to be made pro rata or pursuant to any other procedure. Nothing herein shall obligate the Company to make any Early Redemptions.

5.2 Exercise Notice.

Within twenty (20) days after the Class 2 Put Right Record Date, the Company shall send a notice (“Exercise Notice”) by first class mail to all holders of record of the Class 2 Units informing such holders of the Exercise Price and the time in which to notify the Company of their election to exercise their Class 2 Put Right.

5.3 Notice of Exercise by Class 2 Holders.

Each holder of Class 2 Units who desires to exercise his/her Class 2 Put Right shall do so by notifying the Company of such exercise no later than the ninetieth (90th) day after the Tenth Anniversary Date (the “Put Close Date”), on an exercise form to be prepared by the Company and delivered to the holders of Class 2 Units concurrent with the Exercise Notice. Any holder of Class 2 Units who fails to timely exercise its Class 2 Put Right will forfeit such Class 2 Put Right.

5.4 Exercise Price.

The “Exercise Price” for each Class 2 Unit will be determined as follows:

5.4.1	Within ninety (90) days preceding the Class 2 Put Right Record Date, the Company will obtain an appraisal on each of its real properties from one or more MAI appraisers to be selected by the Board of Managers (the “Board”), and may retain a business appraiser, investment bank, or other qualified Person, to appraise the Company’s other assets. Such appraisals are collectively referred to as the “Appraisals.”

5.4.2	The Company’s Board shall retain Certified Public Accountants (“CPAs”) to calculate the collective value of all classes of issued and outstanding Units by preparing a pro forma balance sheet using the appraised values from the Appraisals with allowance for all anticipated costs and expenses (including but not limited to the estimated costs and expenses of liquidating all of the Company’s assets), and using the profit and loss allocation provisions of Article 7 of the Agreement, and otherwise in accordance with generally accepted accounting principles, all of which may be determined by the Board pursuant to specific written instructions to the CPAs.

5.4.3	The total value of all classes of Units as calculated by the CPAs shall then be divided by the total number of Units then outstanding of all classes. This resulting amount is the Exercise Price for each Class 2 Unit and, if accepted by the Board, shall be final and incontestable.

5.4.4	For the purposes of this Section 5.4 only, all Units owned by any wholly-owned subsidiary of the Company shall be treated as if they were not outstanding.

5.5 Transactions After Class 2 Put Right Record Date.

5.5.1	All distributions distributed to electing holders of Class 2 Units subsequent to the Class 2 Put Right Record Date and through June 30, 2011 will be credited against the Exercise Price. All distributions distributed to electing holders of Class 2 Units that are paid to holders of record of Class 2 Units on and after July 1, 2011 shall not be credited against the Exercise Price.

5.5.2	The Board may establish procedures, including, without limitation, the establishment of an escrow and the requirement that the holders of Class 2 Units deliver transmittal letters and assignments, as a condition precedent to distributing the Exercise Price to such holders of Class 2 Units.

5.6 Full or Partial Liquidation to Meet the Put Option.

If a sufficient number of holders of Class 2 Units exercise their Class 2 Put Rights, the continued customary operation of the Company beyond the Twelfth Anniversary Date may not be reasonably feasible. Therefore, no later than ninety (90) days after the Put Close Date, the Board will meet to determine whether the Company can continue customary operations beyond the Twelfth Anniversary Date. If the Board determines in its sole discretion that the Company cannot continue customary operations beyond the Twelfth Anniversary Date, the following will occur:

5.6.1	If the Board determines that the Company can maintain its existence as a going concern and prudently satisfy the Company’s obligations to the holders of Class 2 Units who exercised their Class 2 Put Rights through one or more of the following methods:

5.6.1.1 use of available cash and cash equivalents,

5.6.1.2	the issuance of new Units or Preferred Units in capital raising transactions,

5.6.1.3 other financing transactions, or

5.6.1.4 a partial liquidation of the Company’s assets, then

the Company shall not be liquidated and the Company shall satisfy its obligations to the holders of Class 2 Units who exercised their Put Option in a timely manner. It is the intent of this Section 5.6.1 for the Company to remain a going concern and not to be liquidated, even if substantially all of the Company’s assets are sold in order to satisfy the Company’s obligations hereunder.

5.6.2	If the Board determines that the Company cannot meet the test set forth in Section 5.6.1, then the following will occur:

5.6.2.1	The Class 2 Put Rights shall be null and void, and no holder of Class 2 Units will be entitled to receive the Exercise Price;

5.6.2.2 All of the Company’s assets will be sold as soon as practicable;

5.6.2.3	All owners of Class 2 Units will receive the liquidation distributions to which they are entitled under the Agreement; and

5.6.2.4	The Company will inform all owners of Units and Preferred Units of this decision within one hundred twenty (120) days after the Put Close Date.

6. Voting Rights.

The holders of the Class 2 Units shall have the voting rights granted to Units in the Agreement, including the right to vote on certain matters as a separate class of Units as set forth in Sections 2.2.2 and 2.2.3 of the Agreement. In addition, provided the Board has first approved such amendment, any amendment to this Certificate of Designations shall require that a majority of the Class 2 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present shall be required to approve such amendment, or if no meeting is to be held, then upon the written consent executed by a majority in interest of the outstanding Class 2 Units.

7. Conversion Rights and Restrictions.

7.1 The Right of Holders of Other Units to Convert to Class 2 Units.

7.1.1	Any holder of Class 1 Units, who has not exercised the holder’s Class 1 Put Right pursuant to Section 5.3 of the Certificate of Designations of Class 1 Units, may convert the holder’s Class 1 Units into Class 2 Units at any time by complying with the procedures herein.

7.1.2	Any holder of Class 1 Units wishing to convert such Units into Class 2 Units must convert the holder’s Class 1 Units on both a Unit-for-Unit basis and a certificate-by-certificate basis by delivering properly completed conversion form(s) to the Company. (The Company has not issued certificates for existing Units. However, the Company has an internal system that creates book entry certificates for the holders of existing Units. The Company issues distribution checks on a book entry certificate-by-certificate basis.)

7.1.3	The Board shall have the right to impose reasonable procedures and controls related to the conversion of other Units to Class 2 Units as permitted by this Section 7 to include requiring holders of other Units to deliver written notice to the Company that the holder elects to convert those Units to Class 2 Units. Any conversion shall be processed according to the Company’s procedures.

7.2 The Right of Holders of Class 2 Units to Convert to Other Units.

7.2.1	The rights and conditions governing the conversion of Class 2 Units to other Units are specified in the Certificates of Designations for those other Units.

7.2.2	When Class 2 Units are converted to another class of Units, the holder shall then hold the new class of Units, and the converted Class 2 Units shall assume the status of authorized but unissued Units. The Company shall at all time reserve and keep available out of its authorized Units sufficient Units to satisfy any the conversion rights granted to holders of Class 2 Units.

8. No Impairment.

The Company will not, by amendment of the Agreement or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations to be observed or performed by the Company, but will at all times in good faith assist in carrying out all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the rights (including but not limited to the conversion rights) of the holders of Class 2 Units against impairment. Notwithstanding any implication to the contrary, the foregoing shall not have the affect of requiring the unanimous approval or consent of each holder of Class 2 Units in order to amend the Agreement or this Certificate of Designations, or to permit the Company to engage in a reorganization, recapitalization, transfer or sale of assets, consolidation, merger, dissolution, or issuance of Units or Preferred Units.

9. Residual Rights.

Except as expressly provided for herein, the Class 2 Units shall be vested with the rights, preferences, privileges and restrictions accruing to Units under the Agreement.

JCM PARTNERS, LLC By	/s/ Gayle M. Ing

Gayle M. Ing, Chief Executive Officer

Dated: Effective September 24, 2003, as Amended and Restated as of June 22, 2004

EXHIBIT D-3

CERTIFICATE OF DESIGNATIONS

OF

CLASS 3 UNITS

OF JCM PARTNERS, LLC

(As Created by the Board of Managers

Pursuant to Section 2.1.6 of the Amended and

Restated Operating Agreement, dated as of June 25, 2003)

WHEREAS, Section 2.1.6 of that Amended and Restated Operating Agreement dated as of June 25, 2003, as it may be amended thereafter (“Agreement”) of JCM Partners, LLC, a Delaware limited liability company (“Company”), provides that the Board of Managers may create a class of Units by approving a Certificate of Designations for such class; and

WHEREAS, this Certificate of Designations sets forth the rights, preferences, privileges and restrictions of the Class 3 Units;

NOW, THEREFORE, BE IT RESOLVED, that the Class 3 Units shall have the rights, preferences, privileges and restrictions set forth herein. Capitalized terms not otherwise defined herein have the meaning set forth in the Agreement.

1. Designation of Class.

The Company shall have a class of Units which shall be designated “Class 3 Units” (the “Class 3 Units”).

2. Number of Class 3 Units.

The number of Class 3 Units that may be issued shall not exceed the number of Units authorized for issuance as Units under Section 2.1.2 of the Agreement.

3. Status of Class 3 Units.

All Class 3 Units shall remain Class 3 Units until converted in accordance with Section 7 of this Certificate of Designations and the terms of the Agreement.

4. Distributions to Holders of Class 3 Units.

4.1 Priority of Distributions.

The holders of Class 3 Units shall have the right to receive Class 3 Mandatory Monthly Distributions (see Section 4.2 below). The Class 3 Mandatory Monthly Distributions shall be paid in full each month prior to payment of any distributions on any series of Preferred Units or any Additional Distributions to any class of Units. In addition, the Company shall not issue any class of Units with the right to receive any distribution prior to payment of the Class 3 Mandatory Monthly Distributions; provided, however, that the Company is authorized to issue classes of Units or series of Preferred Units with the right to receive Mandatory Distributions on the terms set forth in Section 2.1.4.2(b) of the Agreement without the need to obtain any additional authorization or vote of the Class 3 Units. Class 3 Units shall have the same priority as Class 1 Units for participating in any shortfall as set forth in Section 2.1.4.2(b)(1) of the Agreement. Subject to Section 2.1.4.2(c) of the Agreement, the Class 3 Units shall receive Additional Distributions as determined by the Board in its sole discretion, but at no time will the amount of Additional Distributions be less than the amount that the Class 1 Units receive on a per Unit basis.

4.2 Class 3 Mandatory Monthly Distributions.

The Company shall make a monthly distribution to the holders of Class 3 Units in an amount equal to one-twelfth (1/12th) of eight and 25/100 cents ($0.0825) per Class 3 Unit (the “Class 3 Mandatory Monthly Distributions”). If the Company fails, for any reason, to pay any Class 3 Mandatory Monthly Distribution(s) in a timely manner (“Overdue Class 3 Mandatory Monthly Distributions”), the Company shall begin liquidating its assets as quickly as commercially reasonable and shall pay the holders of Class 3 Units interest on any Overdue Class 3 Mandatory Monthly Distributions at the rate of ten percent (10%) per annum. The Company may cease liquidating its assets when the Company no longer has any Overdue Class 3 Mandatory Monthly Distributions.

4.3 Payment.

The Class 3 Mandatory Monthly Distributions shall be paid to the holders of record of Class 3 Units as of the first day of the month and mailed by the Company to such holders of record no later than the last day of each month. In lieu of mailing, the Company may transmit payment to a holder of Class 3 Units in any other manner agreed to in writing by a holder of Class 3 Units.

4.4 Termination of Class 3 Mandatory Monthly Distributions.

The Class 3 Mandatory Monthly Distributions shall remain in effect until the first to occur of the following events (each, a “Class 3 Mandatory Distribution Termination Event”):

4.4.1	The monthly record date immediately prior to the dissolution of the Company pursuant to Section 5.1.1 of the Agreement; or

4.4.2	The closing of a Change of Control Merger or Consolidation. “Change of Control Merger or Consolidation” means any merger or consolidation in which the Company is not the surviving entity, except a transaction that results in the Members of the Company immediately prior to the transaction owning securities representing at least fifty percent (50%) of the voting power of the surviving entity after the transaction.

5. [Intentionally Left Blank]

6. Voting Rights.

The holders of the Class 3 Units shall have the voting rights granted to Units in the Agreement, including the right to vote on certain matters as a separate class of Units as set forth in Sections 2.2.2 and 2.2.3 of the Agreement. In addition, provided the Board has first approved such amendment, any amendment to this Certificate of Designations shall require that a majority of the Class 3 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present shall be required to approve such amendment (or if no meeting is to be held, then upon the written consent executed by a majority in interest of the outstanding Class 3 Units).

7. Conversion Rights and Restrictions.

7.1 The Right of Holders of Other Units to Convert to Class 3 Units.

7.1.1	Any holder of Class 1 Units, who has not exercised the holder’s Class 1 Put Right pursuant to Section 5.3 of the Certificate of Designations of Class 1 Units, may convert the holder’s Class 1 Units into Class 3 Units at any time by complying with the procedures herein.

7.1.2	Any holder of Class 2 Units, who has not exercised the holder’s Class 2 Put Right pursuant to Section 5.3 of the Certificate of Designations of Class 2 Units, may convert the holder’s Class 2 Units into Class 3 Units at any time by complying with the procedures herein.

7.1.3	Any holder of Class 1 or Class 2 Units wishing to convert such Units into Class 3 Units must convert their Class 1 or Class 2 Units on both a Unit-for-Unit basis and a certificate-by-certificate basis by delivering properly completed conversion form(s) to the Company. (The Company has not issued certificates for existing Units. However, the Company has an internal system that creates book entry certificates for the holders of existing Units. The Company issues distribution checks on a book entry certificate-by-certificate basis.)

7.1.4	The Board shall have the right to impose reasonable procedures and controls related to the conversion of other Units to Class 3 Units as permitted by this Section 7 to include requiring holders of other Units to deliver written notice to the Company that the holder elects to convert those Units to Class 3 Units. Any conversion shall be processed according to the Company’s procedures.

7.2 The Right of Holders of Class 3 Units to Convert to Other Units.

7.2.1	The rights and conditions governing the conversion of Class 3 Units to other Units are specified in the Certificates of Designations for those other Units.

7.2.2	When Class 3 Units are converted to another class of Units, the holder shall then hold the new class of Units, and the converted Class 3 Units shall assume the status of authorized but unissued Units. The Company shall at all time reserve and keep available out of its authorized Units sufficient Units to satisfy any the conversion rights granted to holders of Class 3 Units.

8. No Impairment.

The Company will not, by amendment of the Agreement or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations to be observed or performed by the Company, but will at all times in good faith assist in carrying out all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the rights (including but not limited to the conversion rights) of the holders of Class 3 Units against impairment. Notwithstanding any implication to the contrary, the foregoing shall not have the affect of requiring the unanimous approval or consent of each holder of Class 3 Units in order to amend the Agreement or this Certificate of Designations, or to permit the Company to engage in a reorganization, recapitalization, transfer or sale of assets, consolidation, merger, dissolution, or issuance of Units or Preferred Units.

9. Residual Rights.

Except as expressly provided for herein, the Class 3 Units shall be vested with the rights, preferences, privileges and restrictions accruing to Units under the Agreement.

JCM PARTNERS, LLC

By /s/ Gayle M. Ing

Gayle M. Ing, Chief Executive Officer

Dated: Effective as of September 24, 2003

EXHIBIT D-4

CERTIFICATE OF DESIGNATIONS
OF
SERIES B PREFERRED UNITS
OF JCM PARTNERS, LLC
(As Created by the Board of Managers

Pursuant to Section 2.1.6 of the Amended and

Restated Operating Agreement, dated as of June 25, 2003)

WHEREAS, Section 2.1.6 of that Amended and Restated Operating Agreement dated as of June 25, 2003, as it may be amended thereafter (“Agreement”) of JCM Partners, LLC, a Delaware limited liability company (“Company”), provides that the Board of Managers may create a series of Preferred Units by approving a Certificate of Designations for such series; and

WHEREAS, this Certificate of Designations sets forth the rights, preferences, privileges and restrictions of the Series B Preferred Units;

NOW, THEREFORE, BE IT RESOLVED, that the Series B Preferred Units shall have the rights, preferences, privileges and restrictions set forth herein. Capitalized terms not otherwise defined herein have the meaning set forth in the Agreement.

1. Designation of Series.

The Company shall have a series of Preferred Units which shall be designated “Series B Preferred Units” (the “Series B Preferred Units”).

2. Number of Series B Preferred Units.

The number of Series B Preferred Units that may be issued shall not exceed 25,000,000. The Board of Managers (the “Board”), without any further action of the holders of Series B Preferred Units, may reduce the number of authorized but unissued Series B Preferred Units at any time. At the termination of the offering of the Series B Preferred Units on the terms set forth in the Company’s Private Placement Memorandum, dated November 24, 2004 including any extensions, any authorized Series B Preferred Units that have not been issued or subscribed for shall automatically revert to authorized but unissued Units and Preferred Units under Section 2.1.2 of the Agreement.

3. Status of Series B Preferred Units.

All Series B Preferred Units shall remain Series B Preferred Units until converted in accordance with Section 7 of this Certificate of Designations and the terms of the Agreement.

4. Distributions to Holders of Series B Preferred Units.

4.1 Priority of Distributions.

4.1.1	The holders of Series B Preferred Units shall have the right to receive Series B Mandatory Monthly Distributions (see Section 4.2 below).

4.1.2	The Series B Mandatory Monthly Distributions shall be paid in full each month prior to payment of any Additional Distributions to any class of Units.

4.1.3	If there is a shortfall in the Company’s ability to pay distributions as set forth in Section 2.1.4.2(b)(1) and (2) of the Agreement, the Series B Preferred Units shall not receive any distributions (mandatory or otherwise) until the Class 1, Class 2, Class 3 Units and any other class(es) of Units entitled to share in such shortfall on a pro rata basis have been paid in full. After the preceding shortfall has been paid in full, the Series B Preferred Units shall share pro rata in any funds available to pay distributions owed the Series B Preferred Units and any other class(es) of Units or series of Preferred Units that have the same priority.

4.1.4	In accordance with Section 4.2 of the Agreement, each Series B Preferred Unit shall receive the same Additional Distributions as the Class 3 Units receive on a per Unit basis.

4.2 Series B Mandatory Monthly Distributions.

The Company shall make a monthly distribution to the holders of Series B Preferred Units in an amount equal to one-twelfth (1/12th) of eight and 25/100 cents ($0.0825) per Series B Preferred Unit (the “Series B Mandatory Monthly Distributions”). If the Company fails, for any reason, to pay any Series B Mandatory Monthly Distribution(s) in a timely manner (the “Overdue Series B Mandatory Monthly Distributions”), the Company shall begin liquidating its assets as quickly as commercially reasonable and shall pay the holders of Series B Preferred Units interest on any Overdue Series B Mandatory Monthly Distributions at the rate of ten percent (10%) per annum. The Company may cease liquidating its assets when the Company no longer has any Overdue Series B Mandatory Monthly Distributions.

4.3 Payment.

The Series B Mandatory Monthly Distributions shall be paid to the holders of record of Series B Preferred Units as of the first day of the month and mailed by the Company to such holders of record no later than the last day of each month. In lieu of mailing, the Company may transmit payment to a holder of Series B Preferred Units in any other manner agreed to in writing by a holder of Series B Preferred Units.

4.4 Termination of Series B Mandatory Monthly Distributions.

The Series B Mandatory Monthly Distributions shall remain in effect until the first to occur of the following events (each, a “Series B Mandatory Distribution Termination Event”):

4.4.1	The monthly record date immediately prior to the dissolution of the Company pursuant to Section 5.1.1 of the Agreement; or

4.4.2	The closing of a Change of Control Merger or Consolidation. “Change of Control Merger or Consolidation” means any merger or consolidation in which the Company is not the surviving entity, except a transaction that results in the Members of the Company immediately prior to the transaction owning securities representing at least fifty percent (50%) of the voting power of the surviving entity after the transaction.

5. Series B Preferred Unit Put Option.

5.1 Triggering Events.

In connection with a Change of Control of the Company, each holder of Series B Preferred Units as of the Change of Control Put Right Record Date will have the right (the “Change of Control Put Right”) to require the Company, or the Company’s designee, to redeem or repurchase, as applicable, some or all of such holder’s Series B Preferred Units for the Change of Control Put Price (defined in Section 5.4 below) no later than the date of the closing of the transaction that constitutes the Change of Control of the Company.

A “Change of Control” means a Change of Control Merger or Consolidation or a Change of Control of Voting Securities. A “Change of Control of Voting Securities” means:

When any person (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) in any transaction or series of related transactions becomes the Beneficial Owner (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of Units or Preferred Units of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, other than in an Excluded Transaction (as defined herein). Classes of Units or series of Preferred Units owned by a subsidiary of the Company and voted pursuant to Section 2.3.5 of the Agreement shall not be included in determining voting power.

An “Excluded Transaction” means any increase in the percentage of total voting power represented by any person’s Units or Preferred Units as a result of the acquisition of Units or Preferred Units by the Company or any subsidiary of the Company in connection with (i) the Company’s repurchase program referred to in Section 11, (ii) the Class 1 Put Right, (iii) the Class 2 Put Right or (iv) any other put rights in any future Certificates of Designations of the Company.

The “Change of Control Put Right Record Date” means the record date established by the Board for the vote of the Members for the proposed Change of Control transaction, or, if no Member vote is required, the record date established by the Board.

5.2 Exercise Notice.

Within twenty (20) days after the Change of Control Put Right Record Date, the Company shall send a notice (the “Exercise Notice”) to each holder of record of Series B Preferred Units informing the holder of the proposed Change of Control transaction, the Change of Control Put Price and the date by which the holder must notify the Company of his or her election to exercise his or her Change of Control Put Right (the “Put Close Date”). The Put Close Date shall be a date no earlier than twenty (20) business days after the delivery of the Exercise Notice and no later than the date of the meeting of the Members, if required, to vote on the proposed Change of Control transaction.

5.3 Notice of Exercise by Series B Preferred Unitholders.

Each holder of Series B Preferred Units who desires to exercise his or her Change of Control Put Right shall do so by notifying the Company of such exercise no later than the Put Close Date, on an exercise form to be prepared by the Company and delivered to the holders of the Series B Preferred Units concurrent with the Exercise Notice. Any holder who fails to timely exercise its Change of Control Put Right will forfeit such Change of Control Put Right.

5.4 Change of Control Put Price.

The “Change of Control Put Price” with respect to each Series B Preferred Unit means a cash amount equal to one hundred twenty percent (120%) of the Original Series B Preferred Unit Price. The “Original Series B Preferred Unit Price” shall mean the price the Company originally sold that Series B Preferred Unit to the original purchaser of that Series B Preferred Unit, as set forth on the book-entry certificate for that Series B Preferred Unit.

5.5 Transactions After Change of Control Put Right Record Date.

5.5.1	All distributions distributed to electing holders of Series B Preferred Units subsequent to the Change of Control Put Right Record Date will not be deducted from the Change of Control Put Price.

5.5.2	The Board may establish procedures, including without limitation, the establishment of an escrow and the requirement that the holders of the Series B Preferred Units deliver transmittal letters and assignments, as a condition precedent to distributing the Change of Control Put Price to such holders of Series B Preferred Units.

5.6	Change of Control Put Rights Voided if Change of Control Transaction Does Not Occur.

If the proposed Change of Control transaction does not occur for any reason, whether by the failure of the Members to approve such transaction, rescission of the transaction by the Board, or otherwise, all of the exercised Change of Control Put Rights shall be automatically voided after the Board has adopted a resolution confirming that the proposed Change of Control transaction has not and will not occur. If another Change of Control transaction is later proposed, all of the procedures in this Section 5 shall be repeated with respect to the new proposed Change of Control transaction.

6. Voting Rights.

6.1 General.

The holders of the Series B Preferred Units shall have the voting rights granted to Preferred Units in the Agreement, including the right to vote on certain matters as a separate class of Preferred Units as set forth in Sections 2.2.2 and 2.2.3 of the Agreement, except the Series B Preferred Units shall not have the right to vote as a separate class (by itself or with any other series of Preferred Units) on the events set forth in Section 2.2.2.1 of the Agreement.

6.2 Irrevocable Proxy.

6.2.1	Notwithstanding Section 6.1, if a court having jurisdiction determines that the Series B Preferred Units do have the right to vote as a separate class (by itself or with any other series of Preferred Units that may come into existence) on the events set forth in Section 2.2.2.1 of the Agreement (herein, a “Section 2.2.2.1 Class Vote”), each holder of Series B Preferred Units (and any successor in interest thereto, as an Assignee, Substitute Member, or otherwise), by acquiring the Series B Preferred Units (or any interest therein), grants to the Proxy Holders an irrevocable proxy, coupled with an interest (the “Irrevocable Proxy”), to vote the holder’s Series B Preferred Units with respect to the Section 2.2.2.1 Class Vote. As used herein, the “Proxy Holders” means the Chief Executive Officer and the Chairman of the Board of the Company.

6.2.2	Nothing herein shall limit the rights of the holders of the Series B Preferred Units to vote together with the Units and Preferred Units on any matter.

6.2.3	The Proxy Holders shall vote all Series B Preferred Units in the same proportion as all classes of Units and all series of Preferred Units voted on the transaction where all classes of Units and series of Preferred Units with voting rights voted together as a single class.

6.3 Class Vote on Amendment of this Certificate of Designations.

Provided the Board has first approved such amendment, any amendment to this Certificate of Designations shall require that a majority of the Series B Preferred Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present shall be required to approve such amendment (or if no meeting is to be held, then upon the written consent executed by a majority in interest of the outstanding Series B Preferred Units).

7. Conversion Rights and Restrictions.

7.1 The Right of Holders of Units and Preferred Units to Convert to Series B Preferred Units.

7.1.1	No holder of any class of Units or series of Preferred Units may convert its class of Units or series of Preferred Units into Series B Preferred Units.

7.1.2	Nothing herein shall limit the ability of the holders of a class of Units or series of Preferred Units from exchanging the holders’ Units or Preferred Units for Series B Preferred Units, if the Board has authorized payment for Series B Preferred Units in the form of delivery of other classes of Units or series of Preferred Units and the holder meets the eligibility standards established by the Board.

7.2	The Right of Holders of Series B Preferred Units to Convert to Other Units or Preferred Units.

7.2.1	The rights and conditions governing the conversion of Series B Preferred Units to other class(es) of Units or series of Preferred Units, if any, shall be specified in the Certificates of Designations for those other class(es) of Units or series of Preferred Units.

7.2.2	When Series B Preferred Units are converted to another class of Units or series of Preferred Units, the holder shall then hold the new class of Units or series of Preferred Units. The converted Series B Preferred Units shall then assume the status of authorized but unissued Units and Preferred Units. The Company shall at all times reserve and keep available out of its authorized Units and Preferred Units sufficient Units and Preferred Units to satisfy any conversion rights granted to holders of Series B Preferred Units.

8. No Impairment.

The Company will not, by amendment of the Agreement or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations to be observed or performed by the Company, but will at all times in good faith assist in carrying out all the provisions of this Certificate of Designations and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of Series B Preferred Units against impairment. Notwithstanding any implication to the contrary, the foregoing shall not have the affect of requiring the unanimous approval or consent of each holder of Series B Preferred Units in order to amend the Agreement or this Certificate of Designations, or to permit the Company to engage in a reorganization, recapitalization, transfer or sale of assets, consolidation, merger, dissolution, or issuance of Units or Preferred Units.

9. Residual Rights.

Except as expressly provided for herein, the Series B Preferred Units shall be vested with the rights, preferences, privileges and restrictions accruing to Preferred Units under the Agreement.

10. Redemption of Series B Preferred Units upon Liquidation Events.

10.1 Amount of Redemption.

After the effective date of the dissolution of the Company pursuant to Section 5.1.2 of the Agreement (“Dissolution Effective Date”), each holder of a Series B Preferred Unit shall have the holder’s Series B Preferred Units redeemed for a cash payment equal to the Series B Preferred Unit Dissolution Redemption Amount. The “Series B Preferred Unit Dissolution Redemption Amount” shall mean an amount per Series B Unit equal to the greater of:

10.1.1	One hundred ten percent (110%) of the Original Series B Preferred Unit Price, or

10.1.2	The weighted average price paid for Class 3 Units in the 12-calendar months preceding the most recent repurchase by the Company for such units under the repurchase program referred to in Section 11 below.

10.2 Priority and Timeline of Redemption.

10.2.1	The Series B Preferred Unit Dissolution Redemption Amount may be paid by the Company anytime after the Dissolution Effective Date and shall be paid in full to all holders of Series B Preferred Units prior to the payment of any distributions under Section 4.3 of the Agreement to any other classes of Units. Prior to the payment of the Series B Preferred Unit Dissolution Redemption Amount, the Company shall have cured any shortfall in payments of any Overdue Series B Mandatory Monthly Distributions.

10.2.2	If there is a shortfall in the Company’s ability to pay the amounts set forth in Section 10.2.1 for each Series B Preferred Unit, the Company’s obligation to pay the Series B Preferred Unit Dissolution Redemption Amount shall be automatically voided. Instead, upon the dissolution, liquidation or winding up of the Company and after the payment of the Company’s other required obligations, holders of Series B Preferred Units shall receive all of the available proceeds as liquidating distributions on a pro rata basis with all holders of Preferred Units entitled to share in such distributions. In such event, the holders of other classes of Units shall not receive any liquidating distributions.

10.3 Series B Preferred Dissolution Redemption Amount Notice.

When the Company pays the holders of the Series B Preferred Units the Series B Preferred Dissolution Redemption Amount, the Company shall send a written notice with the payment to each holder of the Series B Preferred Units informing the holder that the payment constitutes the Series B Preferred Dissolution Redemption Amount and the date as of which the holder’s Series B Preferred Units shall be deemed cancelled.

10.4 Other Notice.

The Company shall send the holders of the Series B Preferred Units a written notice if the Series B Preferred Dissolution Redemption Amount has been voided under Section 10.2.2 and shall indicate in the notice the status of the Series B Preferred Units’ liquidating distributions under Section 10.2.2.

10.5 Savings Clause.

If a court having jurisdiction determines that the payment of the Series B Preferred Dissolution Redemption Amount is prohibited by the Agreement or applicable law for any reason, the Series B Preferred Dissolution Redemption amount shall be reclassified as a pro rata liquidating distribution to the holders of the Series B Preferred Units and any other series of Preferred Units entitled to share in such distribution in accordance with Section 4.3 of the Agreement that has priority over (i) any other class(es) of Units and (ii) series of Preferred Units not entitled to share in such distribution. In that event, the Tax Matters Partner shall make all necessary allocations under Article 7 of the Agreement.

11. Participation in the Company’s Unit and Preferred Unit Repurchase Program.

Series B Preferred Units may be repurchased by the Company pursuant to the terms of any repurchase program then in effect on the same terms as the Class 3 Units are entitled to participate, provided that the Series B Preferred Units to be repurchased were originally purchased from the Company at least three (3) years prior to the date of the proposed repurchase (the “Three-Year Period”). Notwithstanding the above, the Company may repurchase Series B Preferred Units within the Three-Year Period if the holder of the Series B Preferred Units has a hardship. The existence of a hardship shall be determined on a case-by-case basis by the Company. Any Series B Preferred Units repurchased by the Company during the Three-Year Period shall be purchased at a price equal to the Original Series B Preferred Unit Price.

[Intentionally left blank.]

12. Future Inapplicability of Section 7.4.2.4(b) of the Operating Agreement.

In the event that the Operating Agreement is amended to allow Certificates of Designations to disregard Section 7.4.2.4(b) of that Agreement, then Section 7.4.2.4(b) shall be disregarded for the purposes of Series B Preferred Units.

JCM PARTNERS, LLC

By /s/ Gayle M. Ing

Gayle M. Ing, Chief Executive Officer

Dated: Effective as of December 31, 2004

THE SECURITIES SUBJECT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT OR AS OTHERWISE PERMITTED BY THE COMPANY; OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.